                                               Filed Pursuant to rule 424(b)(3)
                                               Registration No. 333-68194
PROSPECTUS

                       SPANISH BROADCASTING SYSTEM, INC.

[SBS LOGO]
                        EXCHANGE OFFER FOR UP TO $335,000,000
                            AGGREGATE PRINCIPAL AMOUNT OF
                      9 5/8% SENIOR SUBORDINATED NOTES DUE 2009

     We are offering to exchange 9 5/8% senior subordinated notes due 2009 that we are registering under the Securities Act of 1933 by the accompanying registration statement for all outstanding 9 5/8% senior subordinated notes due 2009, whether or not registered under the Securities Act. In this prospectus, we refer to the notes being offered by this prospectus as the "exchange notes" and all outstanding 9 5/8% senior subordinated notes due 2009, previously issued in November 1999 and in June 2001, respectively, as the "old notes."

     Our exchange offer will expire at 5:00 p.m. New York City time on November 15, 2001 unless we extend the time of expiration. You may withdraw your tender of old notes at any time before the expiration of this exchange offer.

     The exchange notes that we will issue you for your old notes will be substantially similar to your old notes except that, unlike the old notes issued in June 2001, the exchange notes will have no transfer restrictions or registration rights.

     The exchange notes are a new issue of securities for which there is currently no public market. We cannot be sure that an active trading market will develop for the exchange notes. However, by replacing the old notes with one issue of exchange notes, we expect that the exchange notes will be held by a greater number of holders for trading and anticipate greater liquidity for exchange notes as compared to the old notes. Conversely, the trading market for your old notes will become more limited to the extent other holders of old notes participate in the exchange offer.

     BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, PLEASE REFER TO THE SECTION IN THIS PROSPECTUS ENTITLED "RISK FACTORS" COMMENCING ON PAGE 8.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE TO SECURITY HOLDERS WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. SECURITY HOLDERS MUST MAKE A REQUEST BY CONTACTING US AT OUR PRINCIPAL EXECUTIVE OFFICES, 2601 SOUTH BAYSHORE DRIVE, PH II, COCONUT GROVE, FL 33133, TELEPHONE (305) 441-6901, ATTENTION: INVESTOR RELATIONS DEPARTMENT. TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE COMPLETION OF THIS TRANSACTION ON NOVEMBER 15, 2001.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal that accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 90 days after the expiration date of this exchange offer. See "Plan of Distribution."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                The date of this prospectus is October 12, 2001.
                            ------------------------
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                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
INCORPORATION OF DOCUMENTS BY REFERENCE.....................     i
WHERE YOU CAN FIND MORE INFORMATION.........................    ii
FORWARD-LOOKING STATEMENTS..................................    ii
PROSPECTUS SUMMARY..........................................     1
  The Company...............................................     1
  Summary of the Exchange Offer.............................     2
  Summary of Terms of the Exchange Notes....................     5
  Risk Factors..............................................     7
RISK FACTORS................................................     8
  Risks Relating to the Exchange Offer......................     8
  Risks Relating To The Exchange Notes......................     9
  Risks Relating to the Company.............................    11
USE OF PROCEEDS.............................................    17
CAPITALIZATION..............................................    18
RATIO OF EARNINGS TO FIXED CHARGES..........................    18
THE EXCHANGE OFFER..........................................    19
DESCRIPTION OF EXCHANGE NOTES...............................    29
CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.......    64
PLAN OF DISTRIBUTION........................................    69
LEGAL MATTERS...............................................    70
EXPERTS.....................................................    70

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     This prospectus incorporates by reference certain documents we have filed with the Securities and Exchange Commission. The information contained in these documents is considered to be an integral part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

     The following documents we have filed with the SEC are incorporated by reference into this prospectus:

     (1) our Annual Report on Form 10-K for the year ended September 24, 2000, as amended on January 24, 2001;

     (2) our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2000, March 25, 2001 and June 24, 2001;

     (3) our Current Reports on Form 8-K, filed on January 24, 2001, as amended, and February 9, 2001; and

     (4) all documents or reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering. You

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         should obtain and review carefully copies of documents incorporated by reference. Any statement contained in this prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Any person obtaining a copy of this prospectus may obtain without charge, upon written request, a copy of the documents incorporated by reference. Requests for such documents should be made as indicated below.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. We have also filed with the SEC a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. The file number for our SEC filings is 033-82114. You may read and copy any document we file at the following SEC public reference rooms:

             Judiciary Plaza                           500 West Madison Street
          450 Fifth Street, N.W.                              14th Floor
                Room 1024                              Chicago, Illinois 60661
          Washington D.C. 20549

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. For a fee, the SEC will send copies of any of our filings to you. In addition, our filed reports, proxy statements and other information are contained in the Internet website maintained by the SEC. The address is http://www.sec.gov.

     Upon your request, we will provide you without charge, a copy of any information incorporated by reference in this prospectus, and of any exhibits that are specifically incorporated by reference in that information. You may request copies of these documents by contacting us at: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133,
Attention: Investor Relations Department, Telephone: (305) 441-6901.

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws including: any projections of earnings, revenues or other financial items; any statements of our plans, strategies and objectives for our future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumption underlying any of these statements. The words "believes," "anticipates," "expects," "estimates," "plans," "intends," and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. You should understand that such statements made in this prospectus are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements. We do not intend, and do not undertake, any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements. We urge you to review carefully "Risk Factors" in this prospectus for a description of the risks of an investment in the exchange notes.

                                        ii
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                               PROSPECTUS SUMMARY

     All references to "we", "us", "our", "SBS" or "our company" in this prospectus mean Spanish Broadcasting System, Inc., a Delaware corporation, and all entities owned or controlled by Spanish Broadcasting System, Inc. and, if prior to 1994, refer to our predecessor parent company Spanish Broadcasting System, Inc., a New Jersey corporation. Our executive offices are located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, and our telephone number is (305) 441-6901. The following summary highlights basic information about SBS and this exchange offer. It may not contain all of the information that is important to you. For a more comprehensive understanding of our company and the exchange offer, you should read this entire document, including "Risk Factors," and the documents incorporated herein by reference.

     On June 8, 2001, we issued an aggregate principal amount of $100 million of 9 5/8% senior subordinated notes due 2009 in a private offering exempt from registration under the Securities Act. We refer to the notes issued in 2001 as the "2001 notes." On November 2, 1999, we issued an aggregate principal amount of $235 million of 9 5/8% senior subordinated notes due 2009 in a registered offering. We refer to the notes issued in 1999 as the "1999 notes." The term "old notes", collectively, refers to the 2001 notes and the 1999 notes. The term "exchange notes" refers to the 9 5/8% senior subordinated notes due 2009 newly offered under this prospectus.

     The exchange notes are a new issue of securities for which there is currently no public market. We cannot be sure that an active trading market will develop for the exchange notes. However, by replacing the two separate issues of old notes with one issue of exchange notes, we expect that the exchange notes will be held by a greater number of holders for trading and anticipate greater liquidity for the exchange notes as compared to the old notes. Conversely, the trading market for your old notes will become more limited to the extent other holders of old notes participate in the exchange offer.

     In connection with the private offering of the 2001 notes, we entered into a registration rights agreement. Under the registration rights agreement, we are obliged to, among other things, deliver to you this prospectus and complete the exchange offer. This exchange offer allows you to exchange your old notes for newly registered exchange notes with substantially similar terms, regardless of whether your old notes were originally issued in 1999 or in 2001. If the exchange offer is not completed as contemplated in the registration rights agreement, we will be required to pay liquidated damages to holders of the 2001 notes, and to holders of the exchange notes under limited circumstances. You should read the description of the registration rights agreement in this prospectus in the section entitled "The Exchange Offer" and the registration rights agreement in its entirety for more information.

                                  THE COMPANY

     SBS, founded in 1983 and incorporated in the State of Delaware in 1994, is the largest Hispanic-controlled radio broadcasting company in the United States. We currently own and operate 23 FM radio stations and one AM radio station. We operate an additional FM radio station under a time brokerage agreement. We are the second largest Spanish-language radio broadcasting company in the United States. All 25 of our stations are located in eight of the largest Hispanic markets in the United States, including Los Angeles, Puerto Rico, New York, Miami, San Francisco, Chicago, San Antonio and Dallas. Our radio stations reach approximately 61% of the U.S. Hispanic population.

     Our strategy is to maximize the profitability of our radio station portfolio and to expand in our existing markets and into additional markets that have a significant Hispanic population. We believe that the favorable demographics of the U.S. Hispanic population and the rapid increase in advertising targeting Hispanics provide us with significant opportunities for growth. We also believe that we have competitive advantages in the radio industry due to our focus on formats targeting U.S. Hispanic audiences and our skill in programming and marketing to these audiences.

     Our Internet strategy is designed to complement our existing business and to enable us to capitalize on our U.S. Hispanic market expertise. In 1999 we purchased 80% of the issued and outstanding capital
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stock of JuJu Media, Inc., the owner of LaMusica.com, a bilingual
Spanish-English Internet Web site and on-line community that focuses on the U.S. Hispanic market. LaMusica.com is a provider of original information and interactive content related to Latin music, entertainment, news and culture. LaMusica.com provides our advertisers with an additional means of reaching the U.S. Hispanic consumer markets.

     SBS is led by Mr. Raul Alarcon, Jr., who became our Chairman of the Board of Directors when we completed our initial public offering on November 2, 1999 and has been Chief Executive Officer since June 1994, and President and a director since October 1985. The Alarcon family has been involved in Spanish-language radio broadcasting since the 1950's, when Mr. Raul Alarcon, Sr., our Chairman Emeritus and a member of our board of directors, established his first radio station in Camaguey, Cuba. Members of our senior management team, on average, have over 15 years of experience in Spanish-language media and radio broadcasting.

                         SUMMARY OF THE EXCHANGE OFFER

     We are offering to exchange up to $335 million aggregate principal amount of exchange notes for a like aggregate principal amount of old notes. In order to exchange your old notes, you must properly tender them. We will accept the tender and exchange all outstanding old notes that are validly tendered and not validly withdrawn.

Exchange Offer................   We will issue our exchange notes in exchange
                                 for a like aggregate principal amount of our old notes.

Expiration Date...............   This exchange offer will expire at 5:00 p.m.,
                                 New York City time, on November 15, 2001, unless we extend it.

Conditions to the Exchange
Offer.........................   We will complete this exchange offer only if:

                                 - the exchange offer does not violate
                                   applicable law or any applicable
                                   interpretation of the staff of the Securities and Exchange Commission;

                                 - no action or proceeding shall have been
                                   instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to SBS; and

                                 - all governmental approvals shall have been
                                   obtained, which approvals we deem necessary for the consummation of the exchange offer.

                                 Please refer to the section in this prospectus entitled "The Exchange Offer -- Conditions to the Exchange Offer."

Procedures for Tendering Old
Notes.........................   To participate in this exchange offer, you must
                                 complete, sign and date the letter of
                                 transmittal accompanying this prospectus, or its facsimile and transmit it, together with delivery of your old notes to be exchanged and all other documents required by the letter of transmittal, to The Bank of New York, as exchange agent, at its address indicated under "The Exchange Offer -- Exchange Agent." In the alternative, you can tender your old notes by book-entry delivery following the procedures described in this prospectus. If your old notes are registered in the name of a broker, dealer, commercial bank, trust company or other

                                        2
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                                 nominee, you should contact that person
                                 promptly to tender your old notes in this exchange offer. For more information on tendering your old notes, please refer to the section in this prospectus entitled "The
                                 Exchange Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes and you
                                 cannot get the required documents to the exchange agent on time, you may tender your old notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange
                                 Offer -- Procedures for Tendering Old Notes --
                                 Guaranteed Delivery Procedure."

Withdrawal Rights.............   You may withdraw the tender of your old notes
                                 at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under the "The Exchange Offer -- Exchange
                                 Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Old Notes and
Delivery of Exchange Notes....   If all the conditions to the completion of this
                                 exchange offer are satisfied, we will accept any and all old notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the exchange notes to you as promptly as practicable after the expiration date and acceptance of your old notes for exchange.
                                 Please refer to the section in this prospectus entitled "The Exchange Offer -- Acceptance of
                                 Old Notes for Exchange; Delivery of Exchange
                                 Notes."

Federal Income Tax
Considerations Relating to the
  Exchange Offer..............   Exchanging your old notes for exchange notes
                                 will not be a taxable event to you for United
                                 States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain Material U.S. Federal Income
                                 Tax Consequences."

Exchange Agent................   The Bank of New York, the trustee under the
                                 indentures governing the 1999 notes, the 2001 notes and the exchange notes, is serving as exchange agent in the exchange offer.

Fees and Expenses.............   We will pay substantially all expenses related
                                 to this exchange offer. Please refer to the section of this prospectus entitled "The
                                 Exchange Offer -- Fees and Expenses."

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes. We are making this exchange offer primarily to satisfy some of our obligations under our registration rights agreement.

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Consequences to Holders who do
not Participate in the
  Exchange Offer..............   If you do not participate in this exchange
                                 offer:

                                 - you will not necessarily be able to require
                                   us to register your 2001 notes under the Securities Act;

                                 - you will not be able to resell, offer to
                                   resell or otherwise transfer your 2001 notes unless that resale or transfer is registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act; and

                                 - since the 1999 notes were issued pursuant to
                                   an effective registration statement, the ability of the holders of 1999 notes to reoffer, resell or otherwise dispose of their 1999 notes will not be affected by their failure to participate in the exchange offer; however, the trading market for any old notes that are not tendered in the exchange offer may experience a significantly more limited trading market, which might adversely affect the liquidity of any remaining old notes.

                                 Please refer to the section in this prospectus entitled "Risk Factors -- Risks Relating to the Exchange Offer."

Resales.......................   It may be possible for you to resell the
                                 exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the
                                 Securities Act of 1933, subject to some
                                 conditions. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Risk
                                 Factors -- Risks Relating to the Exchange
                                 Offer -- Prospectus Delivery
                                 Requirement -- Participants in the exchange offer must deliver a prospectus in connection with resales of the exchange notes" and "Plan of Distribution."

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuer........................   Spanish Broadcasting System, Inc.

Securities Offered............   Up to $335,000,000 in aggregate principal
                                 amount at maturity of 9 5/8% Senior
                                 Subordinated Notes due 2009.

Maturity......................   November 1, 2009.

Interest Payment Dates........   May 1 and November 1, commencing November 1,
                                 2001.

Ranking.......................   The exchange notes will be:

                                 - our general unsecured obligations;

                                 - subordinated in right of payment to all of
                                   our and our guarantor subsidiaries' existing and future senior debt, including indebtedness under any senior credit facilities; and

                                 - pari passu in the right of payment with our
                                   other existing and future senior subordinated indebtedness.

                                 As of June 24, 2001, we have approximately $4.5 million of senior debt outstanding and $335.0 million of senior subordinated debt outstanding, including the old notes.

Guarantors....................   The exchange notes will be unconditionally
                                 guaranteed on a senior subordinated basis by certain of our current and future subsidiaries.
                                 Any foreign subsidiaries created or acquired by us after the date of the indenture governing the 1999 notes, any single-purpose subsidiaries created or acquired after the date of such indenture to hold one or more of our broadcasting licenses, and JuJu Media, Inc.
                                 will not be guarantors of the exchange notes.
                                 If we cannot make payments on the exchange notes when they are due, the guarantors must make them after making prior payment of all senior debt of the guarantors.

Optional Redemption...........   At any time before November 1, 2002, we may
                                 redeem up to 35% of the notes with the proceeds of certain equity offerings. On or after November 1, 2004, we may redeem all or a part of the exchange notes at prices specified in this prospectus under "Description of Exchange
                                 Notes -- Optional Redemption."

Mandatory Offer to
Repurchase....................   If we sell certain assets or experience
                                 specific kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase as described under the section "Description of Exchange Notes -- Repurchase at the Option of
                                 Holders."

Certain Covenants.............   We will issue the exchange notes under an
                                 indenture entered into on June 8, 2001, among us, the guarantors and The Bank of New York, as trustee. The indenture will, among other things, restrict our ability and the ability of our subsidiaries to:

                                 - incur additional debt;

                                 - create liens;

                                 - pay dividends, distributions or make other
                                   specified restricted payments;

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

                                 - sell assets and engage in asset swaps;

                                 - enter into transactions with affiliates;

                                 - sell capital stock of our subsidiaries; and

                                 - merge or consolidate with any other person or
                                   sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

Transfer Restrictions.........   The exchange notes are a new issue of
                                 securities for which there is currently no public market. We cannot be sure that an active trading market will develop for the exchange notes. However, by replacing the two separate issues of old notes with one issue of exchange notes, we expect that the exchange notes will be held by a greater number of holders for trading and anticipate greater liquidity for exchange notes as compared to the old notes.
                                 Conversely, the trading market for your old notes will become more limited to the extent other holders of old notes participate in the exchange offer.

Registration Rights;
Liquidated Damages............   Under the registration rights agreement
                                 executed as part of the private offering of the 2001 notes on June 8, 2001, we agreed to:

                                 - file a registration statement within 90
                                   calendar days after the issue date of the 2001 notes which, when effective, will enable holders of the 2001 notes to exchange such 2001 notes for publicly registered exchange notes with substantially similar terms; the registration statement also allows holders of the 1999 notes to exchange the 1999 notes for exchange notes with substantially similar terms;

                                 - use our best efforts to cause the
                                   registration statement to be declared
                                   effective within 150 calendar days after the issue date of the 2001 notes;

                                 - complete the exchange offer within 180
                                   calendar days after the issue of the 2001 notes, or such longer period as may be required by law; and

                                 - under limited circumstances, file a shelf
                                   registration statement for the resale of the 2001 notes.

                                 If we do not comply with our obligations under the registration rights agreement, we will be required to pay specified liquidated damages to the holders of the 2001 notes and exchange notes under limited circumstances. See "The Exchange Offer; Registration Rights."

Purpose of Exchange Offer.....   We are making this exchange offer primarily to
                                 satisfy some of our obligations under our registration rights agreement. In addition, the offer to exchange both the 1999 notes and the 2001 notes will create a single series of debt securities having a total outstanding principal amount at maturity that is greater than that of either the 1999 notes or the 2001 notes as a separate series thereby providing a larger base for trading and greater liquidity for exchange notes as comparable to the old notes.

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

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the exchange notes. We are making this exchange offer primarily to satisfy some of our obligations under our registration rights agreement.

Taxation......................   For a discussion of the material tax
                                 consequences of an investment in the exchange notes, please refer to the section of this prospectus entitled "Certain Material U.S.
                                 Federal Income Tax Consequences."

                            ------------------------

                                  RISK FACTORS

     For a discussion of certain factors that should be considered in connection with an investment in the notes see "Risk Factors."

                                  RISK FACTORS

     You should carefully consider the following factors and other information in this prospectus before deciding to invest in our exchange notes.

                      RISKS RELATING TO THE EXCHANGE OFFER

CONSEQUENCES OF FAILURE TO EXCHANGE FOR 2001 NOTE HOLDERS -- YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL LIMIT YOUR ABILITY TO TRANSFER YOUR 2001 NOTES.

     The 2001 notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your 2001 notes for exchange notes in accordance with this exchange offer you will not be able to resell, offer to resell or otherwise transfer the 2001 notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will not necessarily be able to obligate us to register the 2001 notes under the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE FOR 1999 NOTE HOLDERS -- THE MARKET VALUE OF YOUR 1999 NOTES MAY BE LOWER IF YOU DO NOT EXCHANGE YOUR 1999 NOTES.

     To the extent that 1999 notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for 1999 notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the 1999 notes not tendered for exchange. The extent of the market and the availability of price quotations for 1999 notes would depend upon a number of factors, including the number of holders of 1999 notes remaining at such time and the interest in maintaining a market in such 1999 notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, or float, may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for 1999 notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of 1999 notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the 1999 notes that are not exchanged more volatile.

CONSEQUENCES OF FAILURE TO PROPERLY TENDER -- YOUR OLD NOTES WILL ONLY BE ACCEPTED IF PROPERLY TENDERED.

     Issuance of the exchange notes in exchange for the old notes pursuant to the exchange offer will be made following the prior satisfaction, or waiver, of the conditions set forth in "The Exchange Offer -- Conditions to the Exchange Offer" and only after timely receipt by the exchange agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, holders of old notes desiring to tender such old notes in exchange for exchange notes should allow sufficient time to ensure timely delivery of all required documentation. Neither we, the exchange agent nor, any other person is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. Old notes that may be tendered in the exchange offer but which are not validly tendered will remain outstanding following the consummation of the exchange offer.

DILUTION IN PERCENTAGE OWNERSHIP -- SINCE THE TOTAL OUTSTANDING PRINCIPAL OF THE EXCHANGE NOTES WILL INCLUDE THE TOTAL OUTSTANDING PRINCIPAL AMOUNT OF THE 1999 NOTES AND THE 2001 NOTES, YOU WILL EXPERIENCE AN IMMEDIATE DILUTION OF YOUR PERCENTAGE OF OWNERSHIP OF SUCH SERIES.

     If all of the outstanding old notes are exchanged for exchange notes, $335.0 million aggregate principal amount of exchange notes will be outstanding following the consummation of the exchange offer, and the exchange notes will be deemed to be a single series of notes outstanding under the indenture. As a result, any actions requiring the consent of each holder or the holders of a majority in outstanding principal amount of exchange notes under the indenture will therefore require the consent of each holder of exchange notes or the holders of a majority in aggregate principal amount of outstanding exchange notes, and, the current individual voting interest of each holder of old notes will accordingly be diluted.

ORIGINAL ISSUE DISCOUNT -- THE INTERNAL REVENUE SERVICE MAY ASSERT THAT THE 2001 NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT.

     We intend to take the position that all of the exchange notes in this offering are not issued with original issue discount for federal income tax purposes. We cannot assure you, however, that the Internal Revenue Service (the "IRS") will not assert a contrary position. With respect to the exchange notes that are issued in exchange for the 2001 notes, it is possible that the IRS may take a position that the issue price of the 2001 notes equals the offering price reduced by a delayed draw special fee payment made to the initial purchasers of the 2001 notes, and accordingly, the 2001 notes were issued with original issue discount. If the IRS were to successfully assert this position, the holders of the exchange notes issued in exchange for the 2001 notes would be required to include the amount of original issue discount in gross income over the term of the exchange notes based on a constant yield method. This means that the holders would be required to include amounts in gross income without a corresponding receipt of cash. Moreover, the exchange notes issued in exchange for the 2001 notes would not be fungible for federal income tax purposes with the exchange notes issued in exchange for the 1999 notes, which could create confusion in the marketplace and render the exchange notes less marketable. In addition, if the exchange notes issued in exchange for the 2001 notes are treated as having been issued with original issue discount, such exchange notes will likely constitute high yield debt obligations. In such event, a portion of the original issue discount may be taxable to the holders as dividends rather than the original issue discount income and would not be deductible by us for U.S. federal income tax purposes. We have not obtained any ruling from the IRS or any opinion of counsel on this matter. Investors are strongly urged to consult their own advisors regarding the determination of the issue price of the exchange notes and the federal, state and foreign tax consequences of holding or disposing of a debt security issued with original issue discount.

PROSPECTUS DELIVERY REQUIREMENT -- PARTICIPANTS IN THE EXCHANGE OFFER MUST DELIVER A PROSPECTUS IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

     Based on certain no-action letters issued by the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

                      RISKS RELATING TO THE EXCHANGE NOTES

TRANSFERABILITY -- THERE IS NO PUBLIC MARKET FOR THE EXCHANGE NOTES.

     The exchange notes are a new issue of securities for which there is currently no public market. We cannot be sure that an active trading market will develop for the exchange notes. However, by replacing the two separate issues of old notes with one issue of exchange notes, we expect that the exchange notes will be held by a greater number of holders for trading and anticipate greater liquidity for exchange notes as compared to the old notes. Conversely, the trading market for your old notes will become more limited to the extent other holders of old notes participate in the exchange offer. In addition, if a market were to exist, the exchange notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

     - prevailing interest rates on the markets for similar securities;

     - general economic conditions;

     - the prospects for other companies in the same industry; and

     - our financial condition, performance or prospects.

REDEMPTION -- WE ARE PERMITTED TO REDEEM THE EXCHANGE NOTES UNDER CERTAIN CIRCUMSTANCES.

     At our option, prior to November 1, 2002, we are permitted to redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, thereon to the redemption date, with the net cash proceeds of an offering of common equity of SBS (other than Disqualified Stock, as defined in the indenture governing the exchange notes); provided that (i) at least 65% of the aggregate principal amount of the exchange notes originally issued in this offering remain outstanding immediately after the occurrence of each such redemption (excluding exchange notes held by SBS and its subsidiaries) and (ii) each such redemption shall occur within 75 days after the date of the closing of any such offering of common equity of SBS. At our option, after November 1, 2004, we are permitted to redeem all or part of the exchange notes at the prices set forth in this prospectus. For more information regarding these redemption provisions, please read the section of this prospectus entitled "Description of Exchange Notes -- Optional Redemption." You should assume that we will exercise these rights if it is in our interest to do so.

CHANGE OF CONTROL -- WE MAY NOT BE ABLE TO PURCHASE YOUR EXCHANGE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of specified change of control events, we are required to offer to purchase each holder's notes at a price of 101% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the notes that holders may tender to us upon a change of control. In certain circumstances, our lenders also have the right to prohibit any purchases by us of the notes, in which case we would be in default on the notes.

FRAUDULENT CONVEYANCE -- FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTE HOLDERS TO RETURN PAYMENTS FROM GUARANTORS.

     Any of our creditors may file a lawsuit objecting to our obligations under the exchange notes. A court could void our obligations under the exchange notes, subordinate the exchange notes to our other debt or order the holders to return any amounts paid for the exchange notes to us or to a fund benefiting the creditors if the court finds we intended to defraud a creditor, or did not receive fair value for the exchange notes, and we either:

     - were insolvent or became insolvent by offering the exchange notes;

     - did not have enough capital to engage in our business; or

     - intended to or believed that we overextended our debt obligations.

     Creditors of the subsidiary guarantors may also object to the subsidiary guarantors' guarantees of the exchange notes. In such circumstances, a court could order the relief outlined above for the same reasons outlined above. In addition, the creditors of the subsidiary guarantors could claim that since the guarantees were made for our benefit, the subsidiary guarantors did not receive fair value for the guarantees.

     The measure of insolvency for fraudulent transfer laws will vary in different jurisdictions. We believe that at the time we incur the debt constituting the exchange notes and the subsidiary guarantees, we and the subsidiary guarantors will neither be insolvent nor be rendered insolvent as a result. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

                         RISKS RELATING TO THE COMPANY

SUBSTANTIAL DEBT -- OUR SUBSTANTIAL LEVEL OF DEBT COULD LIMIT OUR ABILITY TO GROW AND COMPETE.

     Our consolidated debt is substantial. As of June 24, 2001, we had outstanding long term debt (including current portions net of unamortized discount) of approximately $327.3 million and a stockholders equity of $311.1 million. Our debt to last twelve months cash flow ratio exceeds 7.0 to 1.0, and our ability to incur additional indebtedness under the terms of the indenture governing the 2001 notes and exchange notes has been reduced below the level set under the indenture governing our 1999 notes. Since we expect our cash flow in the fourth quarter of fiscal 2001 to be less than for the comparable period last year, we believe that our debt to last twelve months cash flow ratio will continue to increase during the fourth quarter of fiscal 2001 and could reach as high as 9.3 to 1.0. As a result, we will be unable to incur additional debt under the indentures governing our 1999 notes, 2001 notes and exchange notes other than for specifically identified occurrences, including senior debt, which under the more restrictive of our indentures is not to exceed $175.0 million.

     Our substantial level of debt could have several important consequences to the holders of our exchange notes, including the following:

     - a significant portion of our cash flow from operations will be dedicated to servicing our debt obligations and will not be available for operations, future business opportunities or other purposes;

     - our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited;

     - our substantial debt could make us more vulnerable to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions; and

     - our substantial debt could place us at a disadvantage compared to our competitors that have less debt.

     Our ability to satisfy all of our debt obligations depends upon our future operating performance. Our operating performance will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. We believe that our operating cash flow will be sufficient to meet our operating expenses and to service our debt requirements as they become due. However, if we are unable to pay our debts, whether upon acceleration of our debt or in the ordinary course of business, we will be forced to pursue alternative strategies such as selling assets, restructuring our debt, or seeking additional equity capital. We cannot assure you that we can successfully complete any of these strategies on satisfactory terms or that the approval of the FCC could be obtained on a timely basis, or at all, for the transfer of any of the stations' licenses in connection with a proposed sale of assets.

ADDITIONAL BORROWINGS AVAILABLE -- DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indentures relating to our 1999 notes, our 2001 notes and exchange notes, restrict our ability to incur additional debt if our debt to last twelve months cash flow ratio exceeds 7.0 to 1.0, which is currently the case, the terms of the indentures do not fully prohibit us or our subsidiaries from incurring certain additional indebtedness and permit us, under the more restrictive of the indentures governing our 2001 notes and exchange notes, to incur up to $175.0 million of additional indebtedness. If we or our subsidiaries incur additional debt, the related risks that we and our subsidiaries face could intensify.

INDEBTEDNESS MAY BE ACCELERATED -- IF ANY LENDER TO US OR OUR SUBSIDIARIES ACCELERATES ANY DEBT IN THE EVENT OF A DEFAULT UNDER OUR OR OUR SUBSIDIARIES' INDEBTEDNESS, WE AND OUR SUBSIDIARIES MAY NOT HAVE THE RESOURCES TO REPAY THAT DEBT. AN EVENT OF DEFAULT UNDER ANY MATERIAL DEBT INSTRUMENTS WOULD HARM OUR BUSINESS AND FINANCIAL CONDITION.

     If there were an event of default under our or our subsidiaries' indebtedness, the holders of the affected indebtedness could elect to declare all of that indebtedness to be due and payable immediately, which in turn, could trigger the cross-default provisions of other debt instruments and cause all of our or our subsidiaries' other indebtedness to become due and payable. We cannot assure you that we or our subsidiaries would have sufficient funds available, or that we or our subsidiaries would have access to sufficient capital from other sources, to repay the accelerated debt. Even if we or our subsidiaries could obtain additional financing, we cannot assure you that the terms would be favorable to us. We are currently discussing a new revolving credit facility in the amount of approximately $15.0 million with potential lenders. We expect that the revolving credit facility will contain customary terms and covenants which may be more restrictive than our senior subordinated debt. Assuming that we enter into a new credit facility, if the amounts outstanding under our indebtedness were accelerated, we would expect our lenders to have the right to foreclose on their liens on substantially all of our and our subsidiaries' assets, and on the stock of our subsidiaries. As a result, any event of default could have a material adverse effect on our business and financial condition.

SUBORDINATION -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS.

     The exchange notes and the subsidiary guarantees rank behind all of our and our subsidiary guarantors' existing indebtedness (other than trade payables and any remaining 1999 notes and 2001 notes which are not exchanged in this exchange offer) and all of our and our subsidiary guarantors' future borrowings (other than trade payables), except any future indebtedness that expressly provides that it ranks equal with, or subordinated in right of payment to, the exchange notes and the guarantees. The exchange notes and subsidiary guarantees rank pari passu to any remaining 1999 notes and 2001 notes not exchanged in this exchange offer. Upon any distribution to our creditors or the creditors of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors or our or their property, the holders of our senior debt and the debt of the subsidiary guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the exchange notes, the subsidiary guarantees or any remaining 1999 notes or 2001 notes not exchanged in this exchange offer.

     In addition, all payments on the exchange notes, the guarantees and any remaining 1999 notes or 2001 notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on senior debt.

     In the event of bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors occurring, holders of the exchange notes and holders of any remaining 1999 notes and 2001 notes will participate with trade creditors and all other holders of our and the subsidiary guarantors' subordinated indebtedness in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt. In any of these cases, we and the subsidiary guarantors may not have sufficient funds to pay all of our creditors and holders of exchange notes and holders of any remaining 1999 notes and 2001 notes may receive less, pro rata, than the holders of senior debt.

     Our obligations under the exchange notes and any remaining 1999 notes and 2001 notes are subordinate and junior in right of payment to all of our existing and future senior debt. As of June 24, 2001, approximately $4.5 million of our total consolidated indebtedness would be senior debt. We currently do not have a senior credit facility. The indenture allows us to substantially increase our indebtedness, including senior debt, in the future. We are currently discussing a new revolving credit facility in the amount of approximately $15.0 million with potential lenders. We expect that the revolving credit facility will contain customary terms and covenants which may be more restrictive than our senior subordinated debt.

NOT ALL SUBSIDIARIES ARE GUARANTORS -- YOUR RIGHT TO RECEIVE PAYMENT ON THESE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

     Our foreign subsidiaries created or acquired after the date of the indenture governing the 1999 notes, our single-purpose subsidiaries created or acquired after the date of the indenture that hold one or more of our broadcasting licenses and JuJu Media, Inc. will not guarantee the exchange notes. It is intended that our single-purpose subsidiaries which hold one or more of our broadcasting licenses will conduct no activities other than holding such broadcasting licenses. We do not expect that these subsidiaries will have any significant revenues or liabilities. Our other non-guarantor subsidiaries may have revenues which are material. If there were any creditors of these non-guarantor subsidiaries, however, in the event of their bankruptcy, liquidation or reorganization, their creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

RESTRICTIONS IMPOSED BY OUR DEBT -- THE TERMS OF OUR DEBT RESTRICT US FROM ENGAGING IN MANY ACTIVITIES, REQUIRE US TO SATISFY VARIOUS FINANCIAL TESTS AND MAY ADVERSELY AFFECT OUR BUSINESS BY LIMITING OUR FLEXIBILITY.

  Indentures

     The indenture governing our 1999 notes and the indenture governing our 2001 notes and exchange notes are substantially similar. To the extent that there are any 1999 notes which remain outstanding after this exchange offer is completed, the indenture governing the 1999 notes will remain in effect. The indentures contain covenants that restrict, among other things, our ability to:

     - incur additional debt;

     - create liens;

     - pay dividends, distributions or make other specified restricted payments;

     - sell assets;

     - enter into transactions with affiliates;

     - sell capital stock of our subsidiaries; and

     - merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

     If an event of default occurs under the indentures, the noteholders could elect to declare all amounts outstanding under the indentures, together with accrued interest, to be immediately due and payable. In addition, there is a change of control provision in the indentures which would require us to make an offer to repurchase all of our notes in the event that we experience a change of control.

  Senior Credit Facility

     We used $66.2 million of the proceeds from our offering of the 2001 notes to pay the outstanding indebtedness under our senior credit facility, which we then terminated.

     We are currently discussing a new revolving credit facility in the amount of approximately $15.0 million with potential lenders. We expect that the revolving credit facility will contain customary terms and covenants which may be more restrictive than our senior subordinated debt.

HISTORY OF NET LOSSES -- WE HAVE EXPERIENCED NET LOSSES IN THE PAST AND TO THE EXTENT THAT WE EXPERIENCE NET LOSSES IN THE FUTURE, THE MARKET PRICES OF OUR SECURITIES, INCLUDING OUR COMMON STOCK MAY BE ADVERSELY AFFECTED WHICH IN TURN MAY ADVERSELY AFFECT OUR ABILITY TO RAISE CAPITAL.

     We experienced a net loss in fiscal year 2000. The primary reasons for this loss were an extraordinary loss on the early extinguishment of debt, net of income taxes, and a non-recurring severance payment related to the purchase of an annuity for two of our retired executives. We also experienced a net loss for the nine-month period ended June 24, 2001. The primary reasons for this loss were the inclusion of operating expenses incurred at stations acquired in the year 2000, which outpaced revenues at these stations, as we incurred additional expenses in order to establish and promote our presence in these markets. In addition, we incurred an extraordinary loss on the early extinguishment of our senior credit facility, net of income taxes. These factors, combined with a decline in same station operating results due generally to lower advertising demand, all contributed to the net loss.

     If we acquire additional stations, amortization related to their licenses will probably increase. Moreover, depending on the financing used to fund these acquisitions, interest expense may increase as well.

     We cannot assure you that we will achieve profitability. Failure to achieve profitability may adversely affect the market price of our common stock, which in turn may adversely affect our ability to raise additional equity capital and to incur additional debt.

IMPORTANCE OF THE NEW YORK AND MIAMI MARKETS -- A LARGE PORTION OF OUR NET BROADCAST REVENUE AND BROADCAST CASH FLOW CURRENTLY COMES FROM THESE MARKETS.

     Based upon the stations we owned and operated as of June 24, 2001, our radio stations in New York and Miami collectively accounted for 56.2% of our net broadcast revenue and for 84.0% of our broadcast cash flow for the nine-month period ended June 24, 2001, excluding profits from a barter agreement with America Online, Inc. A significant decline in net broadcast revenue or broadcast cash flow from our stations in either of these markets could have a material adverse effect on our financial position and results of operations.

DEPENDENCE ON KEY PERSONNEL -- LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

     Our business depends upon the efforts, abilities and expertise of our executive officers and other key employees, including Raul Alarcon, Jr., our Chairman of the Board of Directors, Chief Executive Officer and President. The loss of any of these officers and key employees could have a material adverse effect on our business. We do not maintain key man life insurance on any of our personnel.

RISKS OF ACQUISITION STRATEGY -- OUR GROWTH DEPENDS ON SUCCESSFULLY EXECUTING OUR ACQUISITION STRATEGY.

     We have grown and intend to continue to grow by acquiring radio stations primarily in the largest U.S. Hispanic markets. We cannot assure you that our acquisition strategy will be successful. Our acquisition strategy is subject to a number of risks, including, but not limited to:

     - acquired stations may not increase our broadcast cash flow or yield other anticipated benefits;

     - required regulatory approvals may result in unanticipated delays in completing acquisitions;

     - we may have difficulty managing our rapid growth; and

     - we may be required to raise additional financing and our ability to do so is limited by the terms of our debt instruments.

ADDITIONAL LOS ANGELES STATION -- WE HAVE INCURRED AND WE CONTINUE TO INCUR START-UP COSTS IN CONNECTION WITH OUR TIME BROKERAGE AGREEMENT FOR KFSG-FM (OPERATING UNDER THE CALL LETTERS KXOL-FM) AND OUR ABILITY TO FINANCE THE ACQUISITION OF THE STATION MAY BE LIMITED.

     On April 30, 2001, we commenced broadcasting our programming on radio station KFSG-FM in Los Angeles, California (operating under the call letters KXOL-FM) under a time brokerage agreement with the International Church of the FourSquare Gospel ("ICFG"). We have incurred and will continue to incur start-up costs in connection with our time brokerage agreement and we may not generate any significant revenues until September of 2001. The time brokerage agreement expires in March 2002 and our right to acquire KFSG-FM also expires at such time. We can extend the time brokerage agreement and our right to close under the Asset Purchase Agreement until December 2002 by making a payment to ICFG of $35 million in March 2002. Our ability to finance the acquisition of KFSG-FM through additional debt offerings will be limited by the terms of our indentures. We may have to raise the funds to consummate the KFSG-FM transaction through asset sales, equity offerings, additional debt and internally generated cash. There is no assurance that we will be able to raise sufficient funds to consummate the acquisition of KFSG-FM. If we fail to make the $35 million payment to extend the time brokerage agreement, or if we extend the time brokerage agreement by making the $35 million payment in March 2002, and are then unable to finance the balance of the purchase price for KFSG-FM, we will have lost the business opportunity and the monies paid under the time brokerage agreement.

CONTROLLING STOCKHOLDER -- OUR CHAIRMAN, CEO AND PRESIDENT HAS MAJORITY CONTROL.

     Raul Alarcon, Jr., our Chairman of the Board of Directors, Chief Executive Officer and President, owns shares of Class B common stock having approximately 83% of the combined voting power of our outstanding shares of common stock, as of the date of this prospectus. Accordingly, Mr. Alarcon, Jr. has the ability to elect all of our directors and can effectively control our policies and affairs. This control may discourage certain types of transactions involving an actual or potential change of control of SBS such as a merger or sale of SBS. Mr. Alarcon's interests may differ from the holders of our notes.

HOLDING COMPANY -- AS A HOLDING COMPANY WE DEPEND ON OUR SUBSIDIARIES TO MEET OUR FINANCIAL OBLIGATIONS.

     We are a holding company with no significant assets other than the stock of our subsidiaries. In order to meet our financial needs, we rely exclusively on repayments of interest and principal on intercompany loans made by us to our operating subsidiaries and income from dividends and other cash flow from such subsidiaries. We cannot assure you that our operating subsidiaries will generate sufficient net income to pay upstream dividends or cash flow to make payments of interest and principal to us in respect of our intercompany loans.

COMPETITION -- WE COMPETE FOR ADVERTISING REVENUE WITH OTHER RADIO GROUPS AS WELL AS TELEVISION AND OTHER MEDIA, MANY OPERATORS OF WHICH HAVE GREATER RESOURCES THAN WE DO.

     Broadcasting is a highly competitive business. Our radio stations compete in their respective markets for audiences and advertising revenues with other radio stations of all formats, as well as with other media, such as newspapers, magazines, television, cable television, outdoor advertising, the Internet and direct mail. As a result of this competition, our stations' audience ratings and market shares may decline and any adverse change in a particular market could have a material adverse effect on the revenue of our stations located in that market.

     Although we believe that each of our stations is able to compete effectively in its respective market, we cannot assure you that any station will be able to maintain or increase its current audience ratings and advertising revenues. Radio stations can change formats quickly. Any other radio station currently broadcasting could shift its format to duplicate the format of any of our stations. If a station converts its programming to a format similar to that of one of our stations, or if one of our competitors strengthens its operations, the ratings and broadcast cash flow of our station in that market could be adversely affected. In addition, other radio companies which are larger and have more resources may also enter markets in which we operate.

TECHNOLOGY CHANGES, NEW SERVICES AND EVOLVING STANDARDS -- WE MUST BE ABLE TO RESPOND TO RAPIDLY CHANGING TECHNOLOGY, SERVICES AND STANDARDS WHICH CHARACTERIZE OUR INDUSTRY IN ORDER TO REMAIN COMPETITIVE.

     The FCC is considering ways to introduce new technologies to the radio broadcast industry, including satellite and terrestrial delivery of digital audio broadcasting, and the standardization of available technologies which significantly enhance the sound quality of AM and FM broadcasts. We cannot predict the effect new technology of this nature will have on our financial condition and the results of our operations. Several new media technologies are being developed, including the following:

     - cable television operators have introduced a service commonly referred to as "cable radio" which provides cable television subscribers with several high-quality channels of music, news and other information;

     - the Internet is poised to offer new and diverse forms of program distribution;

     - direct satellite broadcast television companies are supplying subscribers with several high quality music channels;

     - the introduction of satellite digital audio radio technology could result in new satellite radio services with sound quality equivalent to that of compact discs; and

     - the introduction of in-band on-channel digital radio could provide multi-channel, multi-format digital radio services in the same bandwidth currently occupied by traditional AM and FM radio services.

GOVERNMENT REGULATION -- OUR BUSINESS DEPENDS ON MAINTAINING OUR FCC LICENSES. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO MAINTAIN THESE LICENSES.

     The domestic broadcasting industry is subject to extensive federal regulation which, among other things, requires approval by the FCC for the issuance, renewal, transfer and assignment of broadcasting station operating licenses and limits the number of broadcasting properties we may acquire. Federal regulations create significant new opportunities for broadcasting companies but also create uncertainties as to how these regulations will be interpreted and enforced by the courts.

     Our success depends in part on acquiring and maintaining broadcast licenses issued by the FCC, which are typically issued for a maximum term of eight years and are subject to renewal. While we believe that the FCC will approve applications for renewal of our existing broadcasting licenses when made, we cannot guarantee that pending or future renewal applications submitted by us will be approved, or that renewals will not include conditions or qualifications that could adversely affect our operations. Although we may apply to renew our FCC licenses, interested third parties may challenge our renewal applications. In addition, if we or any of our significant stockholders, officers, or directors violate the FCC's rules and regulations or the Communications Act of 1934, or are convicted of a felony, the FCC may commence a proceeding to impose sanctions upon us. Examples of possible sanctions include the imposition of fines; the revocation of our broadcast licenses; or the renewal of one or more of our broadcasting licenses for a term of fewer than eight years. If the FCC were to issue an order denying a license renewal application or revoking a license, we would be required to cease operating the radio station covered by the license only after we had exhausted administrative and judicial review without success.

     The radio broadcasting industry is subject to extensive and changing federal regulation. Among other things, the Communications Act and FCC rules and policies limit the number of broadcasting properties that any person or entity may own (directly or by attribution) in any market and require FCC approval for transfers of control and assignments. The filing of petitions or complaints against us or any FCC licensee from which we acquire a station could result in the FCC delaying the grant of, or refusing to grant or imposing conditions on its consent to the assignment or transfer of licenses. The Communications Act and FCC rules also impose limitations on non-U.S. ownership and voting of our capital stock.

     Moreover, governmental regulations and policies may change over time and we cannot assure you that those changes would not have a material impact upon our business, financial position or results of operations.

ANTITRUST MATTERS -- WE MAY FACE REGULATORY REVIEW FOR ADDITIONAL ACQUISITIONS IN OUR EXISTING MARKETS AND POTENTIALLY NEW MARKETS.

     An important part of our growth strategy is the acquisition of additional radio stations. After the passage of the Telecommunications Act of 1996, the U.S. Department of Justice has become more aggressive in reviewing proposed acquisitions of radio stations and radio station networks. The Justice Department is particularly concerned when the proposed buyer already owns three or more radio stations in the market of the station it is seeking to buy. Recently, the Justice Department has challenged a number of radio broadcasting transactions. Some of those challenges ultimately resulted in consent decrees requiring, among other things, divestitures of certain stations. In general, the Justice Department has more closely scrutinized radio broadcasting acquisitions that result in market shares in excess of 40% of local radio advertising revenue. Similarly, the FCC has announced new procedures to review proposed radio broadcasting transactions even if the proposed acquisition otherwise complies with the FCC's ownership limitations. In particular, the FCC may invite public comment on proposed radio transactions that the FCC believes, based on its initial analysis, may present ownership concentration concerns in a particular local radio market.

RECESSION OR DOWNTURN IN THE ECONOMY -- NATIONAL OR REGIONAL RECESSIONS COULD IMPAIR OUR REVENUES.

     Our broadcasting revenues could be adversely affected by a recession or downturn in the United States economy since advertising expenditures generally decrease as the economy slows down. In addition, our operating results in individual geographic markets could be adversely affected by local or regional economic downturns. Our broadcasting revenues have been adversely affected by past recessions. Future economic downturns might have a material adverse effect on our ability to generate advertising revenue and might materially and adversely affect our financial condition and operating results.

                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer primarily to satisfy some of our obligations under our registration rights agreement.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of June 24, 2001 on an actual basis and as adjusted to give effect to the issuance of the exchange notes, assuming all of the old notes are tendered for exchange. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes incorporated by reference in this prospectus.

                                                                  AS OF             AS OF
                                                              JUNE 24, 2001     JUNE 24, 2001
                                                              --------------    --------------
                                                                  ACTUAL         AS ADJUSTED
                                                              --------------    --------------
                                                              (IN THOUSANDS)    (IN THOUSANDS)
Cash and cash equivalents...................................    $  48,696         $  48,696
                                                                =========         =========
Long-term debt (including current portion):
  Outstanding 9 5/8% senior subordinated notes due
     2009(1)................................................      322,740                --
  9 5/8% senior subordinated notes offered hereby(1)........           --           322,740
  12 1/2% senior unsecured notes............................          100               100
  Other.....................................................        4,437             4,437
                                                                ---------         ---------
     Total long-term debt...................................    $ 327,277         $ 327,277
                                                                ---------         ---------
Stockholders' equity:
  Class A common stock......................................            4                 4
  Class B common stock......................................            3                 3
  Additional paid-in capital................................      435,522           435,522
  Accumulated deficit.......................................     (124,465)         (124,465)
                                                                ---------         ---------
     Total stockholders' equity.............................      311,064           311,064
                                                                ---------         ---------
       Total capitalization.................................    $ 638,341         $ 638,341
                                                                =========         =========

---------------
(1) Net of unamortized discount of $12.3 million, consisting of a $2.0 million discount and a $10.3 million delayed draw special fee payment.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical consolidated ratio of earnings to fixed charges of SBS for the periods indicated.

                   FISCAL YEAR ENDED                     NINE MONTHS ENDED
  ---------------------------------------------------    ------------------
  9/29/96    9/28/97    9/27/98    9/26/99    9/24/00    6/25/00    6/24/01
  -------    -------    -------    -------    -------    -------    -------
    --         --         --         --         --         --         --

     For the purpose of calculating the Ratio of Earnings to Fixed Charges, earnings are defined as earnings or loss before income taxes and extraordinary items and fixed charges (excluding pre-tax dividends on preferred stock). Fixed charges are the sum of (1) interest costs, (2) amortization of deferred financing costs, (3) one-third of operating lease rental expense (deemed to be interest) and (4) pre-tax dividends on preferred stock. Earnings were inadequate to cover fixed charges by approximately $9.4 million, $34.5 million, $17.4 million, $51.0 million and $38.2 million for fiscal years 1996, 1997, 1998, 1999 and 2000, respectively. For the nine months ended June 25, 2000 and June 24, 2001, earnings were inadequate to cover fixed charges by $41.8 million and $6.4 million, respectively.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

     The purpose of our offer to exchange both the 1999 notes and the 2001 notes is to create a single series of debt securities having a total outstanding principal amount at maturity that is greater than that of either the 1999 notes or the 2001 notes as a separate series thereby providing a larger base for trading and greater liquidity for exchange notes as comparable to the old notes.

     We issued an aggregate of $235.0 million of our 1999 notes on November 2, 1999 in a registered offering. We completed the sale of an aggregate of $100.0 million of our 2001 notes on June 8, 2001 in an unregistered private placement to Lehman Brothers Inc. as the initial purchaser. The initial purchaser then resold the 2001 notes under an offering circular, dated May 24, 2001, in reliance upon Rule 144A and Regulation S under the Securities Act.

     As part of this private placement, we entered into a new indenture on June 8, 2001, which governs the 2001 notes and will govern the exchange notes upon completion of this exchange offer. To the extent that there are any 1999 notes which remain outstanding after this exchange offer is completed, the indenture governing the 1999 notes will remain in effect. The indenture governing our 1999 notes and the indenture governing our 2001 notes and exchange notes are substantially similar. The indentures governing our notes mainly differ in that
(i) the indenture governing our 2001 notes and exchange notes allows up to $175.0 million of additional debt to be incurred, whereas under the indenture governing the 1999 notes, the limit of additional debt to be incurred is $250.0 million and (ii) the indenture governing the 2001 notes, which were privately issued, provides for registration rights to the purchasers of the private notes, whereas the indenture governing the 1999 notes does not have such provisions since the notes were publicly issued. In addition, although the exchange notes will be governed by the same indenture as the 2001 notes, once the exchange offer is completed, the registration rights provisions will no longer have any effect, except for under very limited circumstances involving a shelf-registration.

REGISTRATION RIGHTS

     As part of this private placement, we also entered into a registration rights agreement with the initial purchaser on June 8, 2001. Under the registration rights agreement, we agreed:

     - to prepare and file with the SEC, the exchange offer registration statement on or before September 6, 2001; we have met this filing requirement by the filing of the accompanying registration statement,

     - to use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before November 5, 2001, and that it remain effective until the closing of the exchange offer,

     - to keep the exchange offer open for at least 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to holders of old notes,

     - to keep the exchange offer continuously effective for not more than 30 business days following the consummation of the exchange offer unless the Company has been notified by such time by one or more broker-dealers who hold old notes and is electing to exchange old notes acquired for its own account as a result of market-making activities or other trading activities for exchange notes or has received exchange notes as to which it will be required to deliver a prospectus upon resale, and

     - to use our best efforts to complete the exchange offer on or prior to December 5, 2001.

     Under the circumstances described below, we also agreed to use our best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the 2001 notes or restricted exchange notes. We agreed to keep the shelf registration statement continuously effective for a period of two years from the date the shelf registration statement is declared effective or such shorter period to terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. These circumstances include:

     - if because of any change in law or applicable interpretations of those laws by the SEC SBS determines upon advice of counsel that it is not permitted to effect the exchange offer as contemplated by the registration rights agreement,

     - if for any other reason SBS is not required to file the exchange offer registration statement,

     - with respect to any Holder of Transfer Restricted Securities (as defined in the registration rights agreement), such holder notifies SBS prior to the 20th day following the consummation of the exchange offer that:

        (1) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, or

        (2) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and that the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder, or

        (3) such holder is an Exchanging Dealer (as defined in the registration rights agreement) and holds 2001 notes (as defined in the registration rights agreement) acquired directly from SBS or one of its affiliates.

     The registration rights agreement provides that in the event that:

     - SBS fails to file this exchange offer registration statement or the shelf registration statement, as the case may be, on or before the date specified for either such filing in the registration rights agreement;

     - either such registration statement is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

     - SBS fails to consummate the exchange offer within 30 days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

     - the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with the resales of Transfer Restricted Securities (as defined in the registration rights agreement) during the periods specified in the registration rights agreement (each such event referred to a "Registration Default"), then, we will pay liquidated damages ("Liquidated Damages"), calculated on the following basis for such number of calendar days that the Registration Default exists and is not cured, to each holder of 2001 notes or exchange notes, as applicable, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of 2001 notes or exchange notes held by that holder. The amount of the Liquidated Damages will increase by an additional $0.05 per week per $1,000 principal amount of 2001 notes or exchange notes, as applicable, with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $0.50 per week per $1,000 principal amount of 2001 notes or exchange notes, as applicable.

     By participating in the exchange offer, holders of the 2001 notes will receive exchange notes that are freely tradeable and not subject to restrictions on transfer, subject to the exceptions described below under "-- Resale of exchange notes".

  Resale of exchange notes

     We believe that the exchange notes issued in exchange for the 2001 notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act if the conditions set forth below are met. We base this belief solely on interpretations of the federal securities laws by the SEC set forth in several no-action letters issued to third parties unrelated to us. A no-action letter is a letter from the SEC responding to a request for its views as to whether a particular matter complies with the federal securities laws or whether the SEC would refer the matter to the SEC's enforcement division for action. We have not obtained, and do not intend to obtain, our own no-action letter from the SEC regarding the resale of the exchange notes. Instead, holders of old notes will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, the following conditions must be met:

     - the holder must acquire the exchange notes in the ordinary course of its business,

     - the holder must have no arrangements or understanding with any person to participate in the distribution of the exchange notes within the meaning of the Securities Act, and

     - the holder must not be an "affiliate", as defined in Rule 405 of the Securities Act, of ours.

Each holder of old notes that wishes to exchange old notes for exchange notes in the exchange offer must represent to us that it satisfies all of above listed conditions.

     Any holder of 2001 Notes who tenders in the exchange offer who does not satisfy all of the above listed conditions:

     - cannot rely on the position of the SEC set forth in the no-action letters referred to above, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

     The SEC considers broker-dealers that acquire exchange notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the exchange notes if they participate in the exchange offer. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

     Except as described in the prior paragraph, holders may not use this prospectus for an offer to resell, resale or other retransfer of exchange notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

TERMS OF THE EXCHANGE OFFER

     We are offering to issue our exchange notes in exchange for a like aggregate principal amount of our old notes.

     The exchange notes that we propose to issue in this exchange offer will be substantially similar to our old notes except that, unlike our 2001 notes, the exchange notes will have no transfer restrictions or registration rights, the indenture governing the exchange notes and 2001 notes allows up to $175 million of additional debt to be incurred, whereas under the indenture governing the 1999 notes, the limit of additional debt to be incurred is $250 million, and the total outstanding principal amount of the exchange notes will differ from the total outstanding principal amount of each of the 1999 notes and 2001 notes. You should read the description of the exchange notes in the section in this prospectus entitled "Description of Exchange Notes."

     The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under the same indenture and entitled to the same benefits under that indenture as the 2001 notes being exchanged. As of the date of this prospectus, $335 million in aggregate principal amount of the old notes were outstanding. Old notes accepted for exchange will be retired and canceled and not reissued.

     We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase old notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer. In addition, nothing in this exchange offer will prevent us from exercising our right to discharge our obligations on the old notes by depositing specified securities with the trustee and otherwise.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     This exchange offer will expire at 5:00 p.m., New York City time, on November 15, 2001, unless we extend it. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

     We expressly reserve the right to delay acceptance of any old notes, extend or terminate this exchange offer and not accept any old notes that we have not previously accepted if any of the conditions described below under "-- Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by written notice or oral notice promptly confirmed in writing. We will also notify the holders of the old notes by mailing an announcement or by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

     We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our old notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of old notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by written notice or oral notice promptly confirmed in writing, of any delay in acceptance, extension, termination or amendment of this exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

     Your tender of old notes through one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal accompanying this prospectus.

  Proper Execution and Delivery of Letters of Transmittal

     To tender your old notes in this exchange offer, you must use one of the three alternative procedures described below:

     (1) Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the old notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

     (2) Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your old notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company (DTC) in accordance with the procedures for book-entry transfer described under "-- Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

     (3) Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date, comply with the guaranteed delivery procedures described under "-- Guaranteed Delivery Procedure" below.

     THE METHOD OF DELIVERY OF THE OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF YOU CHOOSE THE MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY. YOU SHOULD NOT SEND ANY LETTERS OF TRANSMITTAL OR OLD NOTES TO US. YOU MUST DELIVER ALL DOCUMENTS TO THE EXCHANGE AGENT AT ITS ADDRESS PROVIDED HEREIN. YOU MAY ALSO REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO TENDER YOUR OLD NOTES ON YOUR BEHALF.

     Only a holder of old notes may tender old notes in this exchange offer. A holder is any person in whose name old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     If you are the beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your old notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed:

     (1) by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

     (2) by a commercial bank or trust company having an office or correspondent in the United States, or

     (3) by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

unless the old notes are tendered:

     (1) by a registered holder or by a participant in DTC whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at DTC, or

     (2) for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

     If the letter of transmittal or any bond powers are signed:

     (1) by the recordholder(s) of the old notes tendered: the signature must correspond with the name(s) written on the face of the old notes without alteration, enlargement or any change whatsoever.

     (2) by a participant in DTC: the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

     (3) by a person other than the registered holder of any old notes: these old notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the old notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the old notes.

     (4) by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

  Book-Entry Delivery Procedure

     Any financial institution that is a participant in DTC's systems may make book-entry deliveries of old notes by causing DTC to transfer these old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

     A delivery of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "-- Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  Guaranteed Delivery Procedure

     If you are a registered holder of old notes and desire to tender your notes, and (a) these notes are not immediately available, (b) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (c) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

     (1) you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

     (2) on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the old notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within five business days after the expiration date the certificates for all the old notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

     (3) the certificates for all your tendered old notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Your tender of old notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the accompanying letter of transmittal.

     We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your old notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

     We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of old notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

     If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all old notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "-- Conditions to the Exchange Offer" below. For purposes of this exchange offer, old notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

     We will issue the exchange notes in exchange for the old notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered old notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC with an agent's message, in each case, in form satisfactory to us and the exchange agent.

     If any tendered old notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to the tendering holder, or, in the case of old notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

     By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The old notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "-- Exchange Agent" and before acceptance of your tendered notes for exchange by us.

     Any notice of withdrawal must:

     (1) specify the name of the person having tendered the old notes to be withdrawn,

     (2) identify the notes to be withdrawn, including, if applicable, the registration number or numbers and aggregate principal amount of these notes,

     (3) be signed by the person having tendered the old notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

     (4) specify the name in which any of these old notes are to be registered, if this name is different from that of the person having tendered the old notes to be withdrawn,

     (5) contain a statement that the holder is withdrawing its election to have such old notes exchanged, and

     (6) if applicable because the old notes have been tendered though the book-entry procedure, specify the name and number of the participant's account at DTC to be credited, if different than that of the person having tendered the old notes to be withdrawn.

     We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Old notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer and no exchange notes will be issued with respect thereto unless the old notes so withdrawn are retendered.

     The exchange agent will return without cost to their holders all old notes that have been tendered for exchange and are not exchanged for any reason, as promptly as practicable after withdrawal, rejection of tender or expiration or termination of this exchange offer.

     You may retender properly withdrawn old notes in this exchange offer by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or before the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We will complete this exchange offer only if:

     (1) the exchange offer does not violate applicable law or any applicable interpretation of the staff of the SEC,

     (2) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of SBS to proceed with the exchange offer, and no material adverse development shall have occurred in any existing action or proceeding with respect to SBS; and

     (3) all governmental approvals shall have been obtained, which approvals SBS deems necessary for the consummation of the exchange offer.

     These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

     If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

     (1) refuse to accept and return to their holders any old notes that have been tendered,

     (2) extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

     (3) waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "-- Expiration Date; Extensions; Amendments; Termination."

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value as the old notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

EXCHANGE AGENT

     We have appointed The Bank of New York as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

        The Bank of New York
        20 Broad Street
        Lower Level
        New York, NY 10286
        Telephone No.:(914) 747-8445
        Telecopier No.: (914) 773-5015
        Attention: Kin Lau

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the old notes and for handling or forwarding tenders for exchange to their customers.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

     (1) certificates representing exchange notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

     (2) tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or

     (3) a transfer tax is payable for any reason other than the exchange of the old notes in this exchange offer.

     If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

YOUR FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER MAY HAVE ADVERSE CONSEQUENCES

     The 2001 notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your 2001 notes for exchange notes in accordance with this exchange offer you will not be able to resell, offer to resell or otherwise transfer the 2001 notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, you will not necessarily be able to obligate us to register the 2001 notes under the Securities Act.

     To the extent that 1999 notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for 1999 notes that remain outstanding may be significantly more limited, which might adversely affect the liquidity of the 1999 notes not tendered for exchange. The extent of the market and the availability of price quotations for 1999 notes would depend upon a number of factors, including the number of holders of 1999 notes remaining at such time and the interest in maintaining a market in such 1999 notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading, or float, may command a lower price than would a comparable issue of securities with a greater float. Therefore, the market price for 1999 notes that are not exchanged in the exchange offer may be affected adversely to the extent that the amount of 1999 notes exchanged pursuant to the exchange offer reduces the float. The reduced float also may tend to make the trading price of the 1999 notes that are not exchanged more volatile.

                         DESCRIPTION OF EXCHANGE NOTES

     We will issue the exchange notes under the Indenture (the "Indenture") entered into on June 8, 2001 among us, the Guarantors (described under the section entitled "Subsidiary Guarantees") and The Bank of New York, as trustee (the "Trustee"). The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. Because this is a summary, we urge you to read the Indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the exchange notes. The Indenture has been incorporated by reference into this prospectus. The Indenture under which the exchange notes are to be issued is the same indenture under which the 2001 notes were issued, however, certain provisions of the Indenture apply solely to the exchange notes or the 2001 notes, but not to both. In particular, there are certain provisions of the Indenture that govern the 2001 notes because they are not registered under the Securities Act. As used in this description, the term "notes" includes any notes as issued under the Indenture pursuant to this offering, including the 2001 notes and the exchange notes. You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company" and "SBS" refer only to Spanish Broadcasting System, Inc. and not to any of its subsidiaries.

GENERAL

     The notes will be:

     - general unsecured obligations of SBS;

     - subordinated in right of payment to all existing and future Senior Debt of SBS;

     - pari passu in the right of payment with our other existing and future senior subordinated indebtedness, including the 1999 notes and the 2001 notes; and

     - unconditionally guaranteed by the Guarantors on a senior subordinated basis.

     As of June 24, 2001, we have approximately $4.5 million senior debt outstanding and $335.0 million of senior subordinated debt outstanding, including the 1999 notes and the 2001 notes. The Indenture does not limit the aggregate amount of debt securities that SBS may issue under it. The Indenture provides that SBS may issue debt securities from time to time, in one or more series, each in an aggregate principal amount authorized by SBS prior to issuance. The Indenture permits SBS to incur additional debt, including additional senior debt, subject to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

PRINCIPAL, MATURITY AND INTEREST

     SBS will issue notes in denominations and integral multiples of $1,000. The notes will mature on November 1, 2009.

     Interest on the notes will accrue at the rate of 9 5/8% per annum and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2001.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder of a note has given wire transfer instructions to SBS, SBS will make all principal, premium and interest payments on those notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the Paying Agent and Registrar (as such terms are defined in the Indenture) within the City and State of New York unless SBS elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

SUBORDINATION

     The payment of principal, premium and interest on the notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of SBS.

     If any payment or distribution to SBS's creditors occurs:

     (1) in a liquidation or dissolution of SBS;

     (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to SBS or its property;

     (3) in an assignment for the benefit of creditors; or

     (4) in any marshaling of SBS's assets or liabilities,

then the holders of Senior Debt of SBS will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt, including interest after the commencement of any such proceeding at the rate and on the terms specified in the applicable Senior Debt whether or not the claim for such interest is allowed or enforceable in any such proceeding, before the holders of notes will be entitled to receive any payment or distribution with respect to the notes. However, holders of notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance."

     Any payment or distribution to which the holders of notes would otherwise be entitled in any such proceeding shall be made directly to the holder of Senior Debt until all Obligations in respect of the Senior Debt (including all such interest) are paid in full in cash or Cash Equivalents. SBS also may not make any payment in respect of the notes except in Permitted Junior Securities or from the trust described under the caption "-- Legal Defeasance and Covenant Defeasance," if:

     (1) a payment default on any Credit Facility occurs and is continuing beyond any applicable grace period; or

     (2) any other default occurs and is continuing with respect to any Designated Senior Debt that permits holders of that Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from SBS or the holders of such Designated Senior Debt.

     Payments on the notes may and must be resumed:

     (1) in the case of a payment default, upon the date on which such default is cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full; and

     (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, unless the maturity of any Designated Senior Debt has been accelerated.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived. SBS must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of notes may recover less than creditors of SBS who are holders of Senior Debt. Your right to receive payments on these notes is junior to our existing indebtedness and possibly all of our future borrowings. We are currently discussing a new revolving credit facility in the amount of approximately $15 million with potential lenders. We expect that the revolving credit facility will contain customary terms and covenants which may be more restrictive than our senior subordinated debt.

SUBSIDIARY GUARANTEES

     Each of SBS's current and future domestic Restricted Subsidiaries (the "Guarantors"), except for the Non-Guarantor Subsidiaries, will jointly and severally guarantee SBS's obligations under the notes (the "Subsidiary Guarantees"). Each Subsidiary Guarantee will be subordinated in right of payment to all existing and future Senior Debt of such Guarantor on the same terms as the notes are subordinated to the Senior Debt of SBS. The Indenture will permit the Guarantors to incur additional indebtedness, including additional Senior Debt, subject to certain restrictions. See "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     A Guarantor may not consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another corporation, Person or entity unless:

     (1) the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee under the notes and the Indenture;

     (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (3) SBS would be permitted by virtue of SBS's pro forma Debt to Cash Flow Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the covenant described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Subsidiary Guarantee of a Guarantor will be released:

     (1) in connection with any Asset Sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation or otherwise, if SBS complies with the applicable provisions of the Indenture; or

     (2) in connection with any sale of the capital stock of a Guarantor, if SBS complies with the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

     Before November 1, 2002, SBS, on any one or more occasions, may redeem up to 35% of the aggregate principal amount of notes issued under the Indenture at a redemption price of 109.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of an offering of common equity of SBS, other than Disqualified Stock; provided that:

     (1) at least 65% of the aggregate principal amount of the notes originally issued in the offering remain outstanding immediately after the occurrence of each such redemption, excluding notes held by SBS and its Subsidiaries; and

     (2) each such redemption shall occur within 75 days after the date of the closing of any such offering of common equity of SBS.

     Except pursuant to the preceding paragraph, SBS will not be able to redeem the notes prior to November 1, 2004.

     On or after November 1, 2004, SBS may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

YEAR:                                                       PERCENTAGE:
-----                                                       -----------
2004....................................................      104.813%
2005....................................................      103.208%
2006....................................................      101.604%
2007 and thereafter.....................................      100.000%

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed. If the notes are not so listed, the Trustee will make the selection of notes for redemption on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under the caption "-- Repurchase at the Option of Holders", SBS is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs, SBS will make an offer (a "Change of Control Offer") to each holder of notes to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such holder's notes. In the Change of Control Offer, SBS will offer payment in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following a Change of Control, SBS will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. SBS will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control.

     On the Change of Control Payment Date, SBS will, to the extent lawful:

     (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by SBS.

     The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     The provisions described above that require SBS to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require SBS to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facilities, including any credit facilities with other institutional lenders, contemplated to be entered into by the Company may prohibit SBS from purchasing any notes following a Change of Control and may provide that certain change of control events with respect to SBS would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which SBS becomes a party may contain provisions prohibiting SBS from purchasing any notes following a Change of Control and provide that certain change of control events with respect to SBS would constitute a default thereunder. If a Change of Control occurs at a time when SBS is prohibited from purchasing notes, SBS could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If SBS does not obtain such a consent or repay such borrowings, SBS will remain prohibited from purchasing notes. See
"-- Subordination."

     SBS will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by SBS and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

ASSET SALES

     SBS will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) SBS or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors of SBS or such Subsidiary) of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (2) at least 75% of the consideration therefore received by SBS or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed cash:

        (a) any liabilities, as shown on SBS's or such Restricted Subsidiary's most recent balance sheet, of SBS or such Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any guarantee thereof, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases SBS or such Restricted Subsidiary from further liability; and

        (b) any securities, notes or other obligations received by SBS or such Restricted Subsidiary from such transferee that are converted by SBS or such Restricted Subsidiary into cash, to the extent of the cash received, within 90 days following the closing of such Asset Sale.

     However, SBS and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the preceding paragraph if:

     (1) SBS or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of; and

     (2) at least 75% of the consideration for such Asset Sale constitutes a controlling interest in a Permitted Business, long-term assets used or useful in a Permitted Business and/or cash or Cash Equivalents; provided that any cash or Cash Equivalents received by SBS or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the next paragraph.

     Within 365 days of the receipt of any Net Proceeds from an Asset Sale, SBS may apply such Net Proceeds, at its option:

     (1) to repay Senior Debt;

     (2) to acquire a controlling interest in another Permitted Business; and

     (3) to make a capital expenditure or to acquire long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, SBS may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, SBS will be required to make an offer to all holders of notes and all holders of other pari passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such other pari passu Indebtedness with the proceeds of sales of assets (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and will be paid in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, SBS may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of SBS's or any of its Restricted Subsidiary's Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving SBS or any Restricted Subsidiary, or to any direct or indirect holders of SBS's Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of SBS to SBS or any Restricted Subsidiary of SBS;

     (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving SBS, any Equity Interests of SBS or any of its Restricted Subsidiaries or any direct or indirect parent of SBS, other than any such Equity Interests owned by SBS or any Restricted Subsidiary of SBS;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of SBS or any Restricted Subsidiary that is subordinated to the notes or any guarantee of the notes, except a payment of interest or principal at Stated Maturity; or

     (4) make any Restricted Investment, all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments";

unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) SBS would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by SBS and its Restricted Subsidiaries after the date of the Indenture, excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next paragraph, is less than the sum, without duplication, of:

          (a) an amount equal to the Consolidated Cash Flow of SBS for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of SBS's most recently ended full fiscal quarter for which financial statements have been filed with the SEC (the "Basket Period") less the product of 1.4 times the Consolidated Interest Expense of SBS for the Basket Period; plus

          (b) 100% of the aggregate net cash proceeds received by SBS as a contribution to its common equity capital or from the issue or sale since the date of the Indenture of Equity Interests of SBS, other than Disqualified Stock, or from the issue or sale of Disqualified Stock or debt securities of SBS that have been converted into such Equity Interests, other than Equity Interests, or Disqualified Stock or convertible debt securities, sold to a Subsidiary of SBS; plus

          (c) to the extent that any Restricted Investment that was made after date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment, less the cost of disposition, if any, and (ii) the initial amount of such Restricted Investment.

     The preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after its date of declaration, if at the date of declaration such payment would have complied with the provisions of the Indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests of SBS or subordinated Indebtedness of SBS or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Subsidiary of SBS, of other Equity Interests of SBS, other than any Disqualified Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph; and provided further that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

     (4) the payment of any dividend by a Restricted Subsidiary of SBS to the holders of its Equity Interests on a pro rata basis;

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of SBS or any Restricted Subsidiary of SBS held by any member of SBS's -- or any of its Restricted
         Subsidiaries' -- management or board of directors pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5 million (excluding for purposes of calculating such amounts during any period, loans incurred to finance the purchase of such Equity Interests that are repaid contemporaneously) in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction;

     (6) repurchases of stock deemed to have occurred by virtue of the exercise of stock options; and

     (7) other Restricted Payments in an aggregate amount not to exceed $5 million in any twelve-month period so long as no default or Event of Default shall have occurred and be continuing.

     The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by SBS or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Board of Directors shall determine in good faith the fair market value of any non-cash Restricted Payment. The Board of Directors' resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, SBS shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which any calculations required by the covenant "Restricted Payments" were computed.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, the aggregate fair market value of all outstanding Investments by SBS and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture. Any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of SBS as of such date, and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," SBS shall be in default of such covenant. The Board of Directors of SBS may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary. However, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of SBS of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

     (1) such Indebtedness is permitted under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

     (2) no Default or Event of Default would be in existence immediately following such designation.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness, including Acquired Debt, and SBS will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, that, if no Default or Event of Default has occurred and is continuing, SBS may incur Indebtedness, including Acquired Debt, or issue shares of Disqualified Stock and the Guarantors may issue shares of preferred stock if, SBS's Debt to Cash Flow Ratio at such time after giving pro forma effect to such incurrence or issuance as of such date and to the use of the proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of SBS for which internal financial statements are available, would have been no greater than 7.0 to 1.0.

     So long as no Default shall have occurred and be continuing or would be caused thereby, the preceding paragraph will not apply to the incurrence of any of the following types of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by SBS, and the guarantee thereof by any Restricted Subsidiary, of Indebtedness and Letters of Credit under one or more Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $175 million, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of SBS and the Restricted Subsidiaries thereunder, less the aggregate amount of all mandatory repayments of the principal of any term Indebtedness under a Credit Facility that have been made since the date of the Indenture (other than from the proceeds of any other Credit Facility) and less the aggregate amount of all commitment reductions of any revolving Indebtedness under a Credit Facility pursuant to clause (1) of the third paragraph of the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales";

     (2) the incurrence by SBS and the guarantee thereof by the Guarantors of Indebtedness represented by the notes and the Subsidiary Guarantees;

     (3) the incurrence by SBS and its Restricted Subsidiaries of the Existing Indebtedness;

     (4) the incurrence by SBS or its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of SBS or such Restricted Subsidiary, in an aggregate amount not to exceed $5 million at any time outstanding;

     (5) the incurrence by SBS or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to be incurred by the first paragraph of this covenant, or by clauses (2), (3), (4), (5), (7), (8), (9), (10), (11)
          or (12) of this paragraph;

     (6) the incurrence of Indebtedness between or among SBS and any of its Restricted Subsidiaries; provided that: (a) if SBS is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full of all Senior Debt and all Obligations with respect to the notes; and (b) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than SBS or a Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either SBS or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by SBS or such Restricted Subsidiary, as the case may be;

     (7) the incurrence by SBS or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (8) the guarantee by SBS or any of the Guarantors (or, in the case of a Credit Facility, any Restricted Subsidiary) of Indebtedness that was permitted to be incurred by another provision of this covenant;

     (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

     (10) the incurrence by SBS or any of its Restricted Subsidiaries of Indebtedness consisting of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business;

     (11) the incurrence by SBS or any of its Restricted Subsidiaries of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the disposition of any business, asset or Subsidiary of SBS, provided that the maximum assumable Indebtedness shall at no time exceed the gross proceeds actually received by SBS and its Restricted Subsidiaries in connection with the disposition of any business, asset or Subsidiary of SBS; and

     (12) the incurrence by SBS or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred pursuant to clause (5) above to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $10 million.

     For purposes of determining compliance with this covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, SBS will, in its sole discretion, classify and reclassify such item of Indebtedness in whole or in part in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to such clauses or pursuant to the first paragraph hereof.

  Asset Swaps

     The Indenture provides that SBS will not, and will not permit any of its Restricted Subsidiaries to, in one or a series of related transactions, directly or indirectly, engage in any Asset Swaps, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) SBS would, after giving pro forma effect to the proposed Asset Swap, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio in the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock";
(iii) the respective fair market values of the assets being purchased and sold by SBS or any of its Restricted Subsidiaries (as determined in good faith by the management of SBS or, if such Asset Swap includes consideration in excess of $1.0 million by the Board of Directors of SBS, as evidenced by a Board Resolution) are substantially the same at the time of entering into the agreement to swap assets; and (iv) at the time of the consummation of the proposed Asset Swap, the percentage of any decline in the fair market value (determined as aforesaid) of the asset or assets being acquired by SBS and its Restricted Subsidiaries shall not be significantly greater than the percentage of any decline in the fair market value (determined as aforesaid) of the assets being disposed of by SBS or its Restricted Subsidiaries, calculated from the time the agreement to swap assets was entered into.

  Limitation on Other Senior Subordinated Debt

     The Indenture provides that:

     (1) SBS will not directly or indirectly incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the notes; and

     (2) no Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to its Guarantor Senior Debt and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

  Liens

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Sale and Leaseback Transactions

     SBS will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that SBS and the Guarantors may enter into a sale and leaseback transaction if:

     (1) SBS or such Guarantor could have

        (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

        (b) incurred a Lien to secure such Attributable Debt pursuant to the covenant described above under the caption "-- Liens";

     (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined by the Board of Directors in good faith) of the property that is the subject of such sale and leaseback transaction; and

     (3) the transfer of assets in such sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     SBS will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to SBS or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to SBS or any of its Restricted Subsidiaries;

     (2) make loans or advances to SBS or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to SBS or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness as in effect on the date of the Indenture;

     (2) the Senior Credit Facilities and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other agreement governing or relating to Senior Debt, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other agreements are, taken as a whole, no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities;

     (3) the Indenture, the notes and the Subsidiary Guarantees;

     (4) applicable law;

     (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by SBS or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

     (6) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices;

     (7) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (9) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption
         "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

     (12) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition.

  Merger, Consolidation or Sale of Assets

     SBS may not consolidate or merge with or into another Person, whether or not SBS is the surviving corporation, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person; unless:

     (1) either

        (a) SBS is the surviving corporation or

        (b) the Person formed by or surviving any such consolidation or merger, if other than SBS, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger, if other than SBS, or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of SBS under the notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

     (3) immediately after such transaction no Default or Event of Default exists; and

     (4) except in the case of a merger of SBS with or into a Wholly Owned Restricted Subsidiary of SBS, SBS or the Person formed by or surviving any such consolidation or merger, if other than SBS, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made would, both immediately prior to and immediately after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions with Affiliates

     SBS will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

     (1) such Affiliate Transaction is on terms that are no less favorable to SBS or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by SBS or such Restricted Subsidiary with an unrelated Person; and

     (2) SBS delivers to the Trustee:

        (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and that a majority of the disinterested members of the Board of Directors approved such Affiliate Transaction; and

        (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, an opinion as to the fairness to SBS of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any transaction approved by the Board of Directors of SBS, with an officer or director of SBS or of any of its Subsidiaries in his or her capacity as an officer or director entered into in the ordinary course of business;

     (2) transactions between or among SBS and/or its Restricted Subsidiaries;

     (3) payment of reasonable directors fees to the Board of Directors of SBS and of its Restricted Subsidiaries;

     (4) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of SBS or any of its Restricted Subsidiaries, as determined in good faith by the Board of Directors of SBS or of any such Restricted Subsidiary, to the extent the same are reasonable and customary;

     (5) any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments"; and

     (6) agreements in effect on the date of the Indenture and any modification thereto or any transaction contemplated thereby (including pursuant to any modification thereto) in any replacement agreement therefore so long as such modification or replacement is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the date of the Indenture.

  Additional Subsidiary Guarantees

     If SBS or any of its Restricted Subsidiaries acquires or creates another domestic Restricted Subsidiary after the date of the Indenture, other than the Non-Guarantor Subsidiaries, or if any domestic Unrestricted Subsidiary becomes a Restricted Subsidiary of SBS, then such Subsidiary will execute a Subsidiary Guarantee of the notes and deliver an opinion of counsel, in accordance with the terms of the Indenture.

  Payments for Consent

     SBS will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to any holder of any notes as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     Whether or not required by the SEC, so long as any notes are outstanding, SBS will furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of SBS and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by SBS's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K.

     In addition, whether or not required by the SEC, SBS will file a copy of all such information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following constitutes an Event of Default:

     (1) default for 30 days in the payment when due of interest on the notes, whether or not prohibited by the subordination provisions of the Indenture;

     (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

     (3) failure by SBS or any Restricted Subsidiary to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";

     (4) failure by SBS or any Restricted Subsidiary for 30 days after written notice by the Trustee or the holders of at least 25% in principal amount of the then outstanding notes to comply with the provisions described under the captions "-- Repurchase at the Option of Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments" or "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

     (5) failure by SBS or any Restricted Subsidiary for 60 days after written notice by the Trustee or the holders of at least 25% in principal amount of the then outstanding notes to comply with any of its other agreements in the Indenture or the notes;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by SBS or any of its Significant Subsidiaries, or the payment of which is guaranteed by SBS or any of its Significant Subsidiaries, whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, if that default:

        (a) is caused by a failure to pay (a "Payment Default") principal of or premium, if any, or interest on such Indebtedness when due (after giving effect to any applicable grace period provided in such Indebtedness on the date of such default); or

        (b) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5 million or more;

     (7) failure by SBS or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5 million (net of amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

     (8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

     (9) certain events of bankruptcy or insolvency with respect to SBS or any of SBS's Restricted Subsidiaries that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of SBS that, taken together, would constitute a Significant Subsidiary.

     If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. However, if an Event of Default arises from certain events of bankruptcy or insolvency, with respect to SBS, any Restricted Subsidiary of SBS that constitutes a Significant Subsidiary or any group of Restricted Subsidiaries of SBS that, taken together, would constitute a Significant Subsidiary, all outstanding notes automatically will become due and payable immediately. Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest, if it determines that withholding notice is in their interest. If an Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of SBS with the intention of avoiding payment of the premium that SBS would have had to pay if SBS then had elected to redeem the notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to November 1, 2004 by reason of any willful action or inaction taken or not taken by or on behalf of SBS with the intention of avoiding the prohibition on redemption of the notes prior to such date, then the Make Whole Premium specified in the Indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes. SBS is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, SBS is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee or stockholder of SBS or any Guarantor, as such, will have any liability for any obligations of SBS or any Guarantor under the notes, the Subsidiary Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SBS may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and to have each Guarantor's obligation discharged with respect to its Subsidiary Guarantee ("Legal Defeasance"), except for:

     (1) the rights of holders of outstanding notes to receive payments in respect of the principal of and premium and interest, if any, on the notes when such payments are due from the trust referred to below;

     (2) SBS's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment;

     (3) the rights, powers, trusts, duties and immunities of the Trustee, and SBS's obligations in connection therewith; and

     (4) the Legal Defeasance provisions of the Indenture.

     In addition, SBS may, at its option and at any time, elect to have the obligations of SBS and each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. If Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under the caption "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (1) SBS must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, and interest, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and SBS must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, SBS shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

        (a) SBS has received from, or there has been published by, the Internal Revenue Service a ruling; or

        (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, SBS shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the Indenture, to which SBS or any of its Subsidiaries is a party or by which SBS or any of its Subsidiaries is bound;

     (6) SBS shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (7) SBS shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by SBS with the intent of preferring the holders of notes over the other creditors of SBS with the intent of defeating, hindering, delaying or defrauding creditors of SBS or others; and

     (8) SBS shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and SBS may require a holder to pay any taxes and fees required by law or permitted by the Indenture. SBS is not required to transfer or exchange any note selected for redemption. Also, SBS is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     The Indenture, the notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes. Any existing default or compliance with any provision of the Indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes, including consents obtained in connection with a tender offer or exchange offer for notes.

     However, without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder:

     (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders";

     (3) reduce the rate of or change the time for payment of interest on any note;

     (4) waive a Default or Event of Default in the payment of principal of or premium or interest, if any, on the notes except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

     (5) make any note payable in money other than that stated in the notes;

     (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of or premium or interest, if any, on the notes;

     (7) waive a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders";

     (8) release any Guarantor from its Subsidiary Guarantee; or

     (9) make any change in the foregoing amendment and waiver provisions.

     In addition, any amendment to the provisions of Article 10 of the Indenture relating to subordination will require the consent of the holders of at least 75% in aggregate principal amount of the notes then outstanding if such amendment would adversely affect the rights of holders of notes.

     Notwithstanding the preceding, without the consent of any holder of notes, SBS, a Guarantor, with respect to a Subsidiary Guarantee or the Indenture to which it is a party, and the Trustee may amend or supplement the Indenture, the notes or any Subsidiary Guarantee:

     (1) to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of SBS's or any Guarantor's obligations to holders of notes in the case of a merger or consolidation or sale of substantially all of SBS's assets;

     (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of SBS, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs and continues, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The 2001 notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A notes"). The indenture also provides that notes also may have been offered and sold in offshore transactions in reliance on Regulation S ("Regulation S notes"). Except as set forth below, notes were initially issued and will be issued in the exchange offer in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

     Rule 144A notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A global notes"). Regulation S notes initially were represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S global notes"). The exchange notes will initially be represented by one or more notes in registered, global form without interest coupons (together with the Rule 144A global notes and the Regulation S global notes, the "global notes"). The global notes will be deposited upon issuance with the trustee as custodian for The Depositary Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Rule 144A global notes can not be exchanged for beneficial interest in the Regulation S global notes at any time except in the limited circumstances described below. See "-- Exchange between Regulation S notes and Rule 144A notes."

     Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interest in the global notes may not be exchanged for notes in certified form except in the limited circumstances described below. See
"-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certified form.

     Rule 144A notes (including beneficial interests in the Rule 144A global notes) are subject to certain restrictions on transfer and bear a restrictive legend. Regulation S notes also bear a restrictive legend. In addition, transfers of beneficial interest in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking ("Clearstream"), which may change from time to time.

DEPOSITARY PROCEDURES

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC's settlement systems and are subject to changes by it.

     DTC has advised SBS that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the settlement of transactions in those securities among Direct Participants through electronic computerized book-entry changes in accounts of its Direct Participants. The Direct Participants include securities brokers and dealers, including the Underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not
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

Direct Participants may beneficially own securities held by or on behalf of DTC only through the Direct Participants or the Indirect Participants.

     DTC has also advised SBS that, pursuant to procedures established by it:

     (1) upon deposit of the global notes, DTC has credited the accounts of Direct Participants designated by the Underwriters with portions of the principal amount of the global notes; and

     (2) ownership of such interests in the global notes is shown on, and the transfer of ownership thereof may be effected only through, records maintained by DTC, with respect to the Direct Participants, or by the Direct Participants and the Indirect Participants, with respect to other owners of beneficial interest in the global notes.

     Investors in Rule 144A global notes and the exchange notes may hold their interests therein directly through DTC if they are Direct Participants in such system, or indirectly through organizations which are Direct Participants in such system. Investors in the Regulation S global notes initially held their interests therein through Euroclear or Clearstream, if they were participants in such systems, or indirectly through organizations which are participants in such systems. Investors may also hold interests in the Regulation S global notes through Direct Participants in the DTC system other than Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Regulation S global notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. Transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to SBS as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of the principal of, and premium, if any, and interest on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, SBS and the Trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither SBS, the Trustee nor any agent of SBS or the Trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of any beneficial ownership interest in the global notes, or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised SBS that its current practice, upon receipt of any payment in respect of securities such as the notes, including principal and interest, is to credit the accounts of the relevant Direct Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Direct Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or SBS. Neither SBS nor the Trustee will be liable for any delay by DTC or any of its Direct Participants in identifying the beneficial owners of the notes, and SBS and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Subject to the transfer restrictions relating to the 144A notes and the Regulation S notes, transfers between Direct Participants in DTC will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Direct Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules and on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     DTC has advised SBS that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Direct Participant or Direct Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Direct Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time by giving reasonable notice to Issuer or agent. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates representing the notes are required to be printed and delivered. Neither SBS nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     SBS may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates representing the notes will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that SBS believes to be reliable, but SBS takes no responsibility for the accuracy thereof.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A global note is exchangeable for definitive notes in registered certificated form ("certificated notes") if:

     (1) DTC

        (a) notifies SBS that it is unwilling or unable to continue as depositary for the global notes and SBS fails to appoint a successor depositary or

        (b) has ceased to be a clearing agency registered under the Exchange
            Act;

     (2) SBS, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated notes; or

     (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a global note may be exchanged for certificated notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, certificated notes delivered in exchange for a global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and all certificated notes delivered in exchange for Rule 144A notes and Regulation S notes will bear the applicable restrictive legend, unless that legend is not required by applicable law.

     Neither SBS nor the Trustee will be liable for any delay by the global note holder or the depositary in identifying the beneficial owners of notes and SBS and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or the depositary for all purposes.

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated notes may not be exchanged for beneficial interests in any global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

EXCHANGES BETWEEN REGULATION S NOTES AND RULE 144A NOTES

     Beneficial interest in a Rule 144A global note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S global note only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

     Transfers involving exchanges of beneficial interests between the Regulation S global notes and the Rule 144A global notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdrawal Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S global note and a corresponding increase in the principal amount of the Rule 144A global note or vice versa, as applicable. Any beneficial interest in one of such global notes that is transferred to a Person who takes delivery in the form of an interest in the other such global note will, upon transfer, cease to be an interest in such global note and will become an interest in the other such global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other global note for so long as it remains such an interest.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition Indebtedness" means Indebtedness incurred by SBS or by a Restricted Subsidiary the proceeds of which are used for the acquisition of a Permitted Business and related facilities and assets or for the construction of a facility pursuant to a construction permit issued by the FCC.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that (a) beneficial ownership of at least 10% of the Voting Stock of a Person shall be deemed to be control and (b) for purposes of the "Transactions with Affiliates" covenant, for so long as Raul Alarcon, Sr., Raul Alarcon Jr. or Jose Grimalt are directors, officers or shareholders of SBS, they, their respective spouses, lineal descendants and any Person controlled by any of them shall be Affiliates of SBS and its Subsidiaries.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights -- including, without limitation, by way of a sale and leaseback -- excluding sales of services and goods in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of SBS and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issue or sale by SBS or any of its Subsidiaries of Equity Interests of any of SBS's Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value in excess of $5 million, or for net proceeds in

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

         excess of $5 million. Notwithstanding the preceding, the following items will not be deemed to be an Asset Sale:

        (a) a transfer of assets by SBS to a Guarantor or by a Guarantor to SBS or to another Guarantor;

        (b) an issuance of Equity Interests by a Guarantor to SBS or to another Guarantor;

        (c) the sale, lease or other disposition of equipment or other assets in the ordinary course of business;

        (d) the sale and leaseback of any assets within 90 days of the acquisition of such assets;

        (e) a Restricted Payment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments";

        (f) a transfer of any FCC license to a Non-Guarantor Subsidiary described in clause (i) of the definition thereof; and

        (g) an Asset Swap.

     "Asset Swap" means the execution of a definitive agreement, subject only to regulatory approval and other customary closing conditions, that SBS in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets used or useful in a Permitted Business between SBS or any of its Restricted Subsidiaries and another person or group of affiliated persons; provided that any amendment to or waiver of any closing conditions which individually or in the aggregate is material to the Asset Swap shall be deemed to be a new Asset Swap.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discounted rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Bank Indebtedness" means (i) Indebtedness of SBS incurred in accordance with the Indenture owing to one or more commercial banking institutions that are members of the Federal Reserve System and (ii) any guarantee by a Guarantor of any Indebtedness of SBS of the type set forth in clause (i) of this definition.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," as such term is used in Section 13(d)(3) of the Exchange Act, such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

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

     (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poors' Corporation and in each case maturing within 270 days after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition, or by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of SBS and its Subsidiaries taken as a whole to any "person" -- as such term is used in Section 13(d)(3) of the Exchange Act -- other than the Principal or a Related Party of the Principal;

     (2) the adoption of a plan relating to the liquidation or dissolution of SBS;

     (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, other than the Principal and his Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of SBS; or

     (4) the first day on which a majority of the members of the Board of Directors of SBS are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

     (1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments

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

         associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (4) depreciation expense for such period, to the extent the same was deducted in computing such Consolidated Net Income; plus

     (5) all amortization expense and other non-cash expenses -- excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period -- for such period, to the extent the same was deducted in computing such Consolidated Net Income; minus

     (6) non-cash items increasing such Consolidated Net Income for such period.

Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to any acquisition as if such acquisition (including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the most recently ended four-quarter period, giving pro forma effect to any non-recurring expenses, non-recurring costs and cost reductions within the first year after such acquisition which SBS anticipates if SBS delivers to the Trustee an officer's certificate executed by its chief financial or accounting officer certifying to and describing and quantifying with reasonable specificity such non-recurring expenses, non-recurring costs and cost reductions.

     "Consolidated Indebtedness" means, with respect to any Person as of any date of determination, the sum, without duplication, of:

     (1) the total amount of Indebtedness and Attributable Debt of such Person and its Restricted Subsidiaries; plus

     (2) the total amount of Indebtedness and Attributable Debt of any other Person, to the extent that such Indebtedness or Attributable Debt has been guaranteed by the referent Person or by one or more of its Restricted Subsidiaries or is secured by a Lien on assets of the referent Person or any of its Restricted Subsidiaries; plus

     (3) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of Restricted Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations); and

     (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

     (3) any interest expense on Indebtedness or Attributable Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon).

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

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) Except as provided in (5) below, the positive Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

     (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

     (4) the cumulative effect of a change in accounting principles will be excluded; and

     (5) the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to SBS or one of its Restricted Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of SBS who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" or "Credit Facilities" means one or more debt facilities, including, without limitation, the Senior Credit Facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, or letters of credit, in each case, as now in effect or at any time hereafter entered into and as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

     "Debt to Cash Flow Ratio" means, with respect to any Person as of any date of determination (the "Calculation Date"), the ratio of the Consolidated Indebtedness of such Person as of such date, to the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. Such determination is made on a pro forma basis after giving effect to all acquisitions and dispositions of assets made by such Person and its Restricted Subsidiaries from the beginning of such four-quarter period through and including such date of determination, including any related financing transactions, as if such acquisitions and dispositions had occurred at the beginning of such four-quarter period.

     For purposes of making the computation referred to above:

     (1) acquisitions that have been made by such Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; and

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of by SBS or any of its Restricted Subsidiaries prior to the Calculation Date, will be excluded.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means any Credit Facility designated as such by SBS and Indebtedness outstanding under the Senior Credit Facilities.

     "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require SBS to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

     "Existing Indebtedness" means Indebtedness in existence on the date of the Indenture, other than Indebtedness under Credit Facilities, until such Indebtedness is repaid.

     "FCC License" means licenses, permits and authorizations issued by the FCC for the operation of stations.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets (other than pledges of Equity Interests in Unrestricted Subsidiaries to secure Non-Recourse Debt) or through letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantor" means any Subsidiary that executes a Subsidiary Guarantee.

     "Hedging Obligations" means the obligations of any Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person without duplication, any indebtedness of such Person, whether or not contingent, in respect of

     (1) borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

     (3) banker's acceptances;

     (4) representing Capital Lease Obligations; or

     (5) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, "Indebtedness" includes (i) all indebtedness of others secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person, and (ii) to the extent not otherwise included, the guarantee by such Person of any indebtedness of the sort described in clauses (1) through (5) above of any other Person. Notwithstanding the foregoing, the term "Indebtedness" shall not include Non-Recourse Debt or indebtedness that constitutes "Indebtedness" merely by virtue of a pledge of Equity Interests of an Unrestricted Subsidiary.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount,

     (2) the principal amount of the Indebtedness secured, together with any interest thereon that is more than 30 days past due, in the case of any Indebtedness of the type described in clause (1) above,

     (3) the principal amount of the Indebtedness guaranteed, together with any interest thereon that is more than 30 days past due, in the case of any Indebtedness of the type described in clause (2) above,

     (4) the amount of the net settlement payment payable on termination, in the case of any Indebtedness constituting a Hedging Obligation (assuming for this purpose that the Hedging Obligation was terminated on the date as of which the calculation of the amount of Indebtedness is being made), and

     (5) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions, excluding commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If SBS or any Subsidiary of SBS sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of SBS such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of SBS, SBS shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under the caption " -- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes of any jurisdiction.

     "Make-Whole Premium" means, with respect to any note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such note over the amount of such Called Principal, provided that the Make-Whole Premium may in no event be less than zero. For the purposes of determining the Make-Whole Premium, the following terms have the following meanings:

          "Called Principal" means, with respect to any note, the principal of such note that is declared to be immediately due and payable.

          "Discounted Value" means, with respect to the Called Principal of any note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

          "Settlement Date" means, with respect to the Called Principal of any note, the date on which such Called Principal is declared to be immediately due and payable.

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     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain, but not loss, together with any related provision for taxes on such gain, but not loss, realized in connection with:

        (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

        (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain, but not loss, together with any related provision for taxes on such extraordinary gain, but not loss.

     "Net Proceeds" means the aggregate cash proceeds received by SBS or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale or disposition, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for indemnities, reimbursements or adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Guarantor Subsidiaries" means (i) those single-purpose SBS Restricted Subsidiaries created or acquired after the date of the Indenture which own one or more FCC Licenses and related rights and no other material assets, (ii) SBS Subsidiaries created or acquired after the date of the Indenture that are not incorporated under the laws of the United States of America or a state of the United States of America, and (iii) JuJu Media, Inc., a New York corporation.

     "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither SBS nor any of its Restricted Subsidiaries

        (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness,

        (b) is directly or indirectly liable, as a guarantor or otherwise, or

        (c) constitutes the lender;

     (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness, other than the notes being offered hereby, of SBS or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of SBS or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, prepayment or make-whole premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness or any guarantee thereof.

     "Permitted Business" means the media business and any business reasonably similar, complementary, ancillary or related thereto, including, the operation of Latin music Web sites and Internet portals.

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     "Permitted Investments" means:

      (1) any Investment in SBS or in a Restricted Subsidiary;

      (2) any Investment in Cash Equivalents;

      (3) any Investment by SBS or any Restricted Subsidiary of SBS in a Person engaged in a Permitted Business, if:

        (a) as a result of, or concurrently with, such Investment such Person becomes a Restricted Subsidiary; or

        (b) as a result of, or concurrently with, such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, SBS or a Restricted Subsidiary; or

        (c) SBS or a Restricted Subsidiary has entered into a binding agreement to acquire such Person or all or substantially all of the assets of such Person, which agreement is in effect on the date of such Investment, and such Person becomes a Restricted Subsidiary or such transaction is consummated, in each case within 180 days of the date of such Investment;

      (4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
          "-- Repurchase at the Option of Holders -- Asset Sales";

      (5) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock;

      (6) any Investment received involuntarily;

      (7) any acquisition of assets solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of SBS;

      (8) other Investments in Persons engaged in Permitted Businesses, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $7.5 million;

      (9) Investments by SBS or any of its Restricted Subsidiaries in any other person pursuant to the terms of a "local marketing agreement" or similar arrangement relating to a radio station owned or licensed by such Person;

     (10) Hedging Obligations;

     (11) the incurrence by SBS or any of its Restricted Subsidiaries of performance, bid or advance payment bonds, surety bonds, custom bonds, utility bonds and similar obligations arising in the ordinary course of business;

     (12) endorsements of instruments for collection or deposit in the ordinary course of business;

     (13) loans and advances to employees and officers not to exceed $2.5 million outstanding in the aggregate at any time;

     (14) loans to employees, directors and officers in connection with the purchase by such Persons of Equity Interests of SBS;

     (15) investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations, of customers; and

     (16) investments in existence on the date of the Indenture.

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     "Permitted Junior Securities" means Equity Interests in SBS or debt securities of SBS or the relevant Guarantor that are subordinated to all Senior Debt, and any debt securities issued in exchange for Senior Debt, or Guarantor Senior Debt, and any debt securities issued in exchange for Guarantor Senior Debt, as applicable, to substantially the same extent as, or to a greater extent than, the notes are subordinated to Senior Debt or the Subsidiary Guarantees are subordinated to Guarantor Senior Debt, as applicable, pursuant to the Indenture.

     "Permitted Liens" means:

      (1) Liens securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

      (2) Liens in favor of SBS or any of its Restricted Subsidiaries;

      (3) Liens on property of a Person existing at the time such Person is merged into or consolidated with SBS or any Restricted Subsidiary of SBS, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with SBS;

      (4) Liens on property existing at the time of acquisition thereof by SBS or any Restricted Subsidiary of SBS, provided that such Liens were in existence prior to the contemplation of such acquisition;

      (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (6) Liens existing on the date of the Indenture;

      (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;

      (8) Liens incurred in the ordinary course of business of SBS or any Restricted Subsidiary of SBS with respect to obligations that do not exceed $2.5 million at any one time outstanding;

      (9) Liens securing industrial revenue bonds;

     (10) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item or proceeds thereon;

     (11) Liens securing Obligations in respect of the Senior Credit Facilities;

     (12) Liens securing Bank Indebtedness;

     (13) Liens securing Acquisition Indebtedness, provided that such Liens do not extend to or cover any Property other than the Property acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto;

     (14) Liens securing Permitted Refinancing Indebtedness;

     (15) Liens securing Ratio Indebtedness;

     (16) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred by the section entitled "Incurrence of Indebtedness and Issuance of Preferred Stock," covering only the assets acquired with such Indebtedness;

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

     (17) zoning restrictions, easements, licenses, covenants and other similar restrictions and encumbrances affecting the use of real property not interfering in any material respect with the ordinary conduct of business of SBS and its Restricted Subsidiaries;

     (18) judgment liens not giving rise to an Event of Default;

     (19) Liens, rights to setoff and credit balances with respect to deposit accounts and other Cash Equivalents;

     (20) deposits with the owner or lessor of premises leased and operated in the ordinary course of business;

     (21) nonconsensual liens that do not individually or in the aggregate detract materially from the value of transferability of the assets of SBS or any of its Restricted Subsidiaries, or impair materially the use of any such assets in the operation of the respective businesses of SBS and its Restricted Subsidiaries; and

     (22) Liens securing Hedging Obligations.

     "Permitted Refinancing Indebtedness" means any Indebtedness of SBS or any of its Restricted Subsidiaries or any Disqualified Stock of SBS issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of SBS or any of its Restricted Subsidiaries; provided that:

     (1) the principal amount, or accreted value or liquidation preference, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount of, or accreted value, if applicable, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of reasonable expenses and premiums incurred in connection therewith;

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu with the notes, such Permitted Refinancing Indebtedness is pari passu with or subordinated in right of payment to the notes or is Disqualified Stock;

     (4) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or is Disqualified Stock; and

     (5) such Indebtedness is incurred either by SBS or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or such Disqualified Stock is issued by SBS, as applicable.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principal" means Raul Alarcon, Jr.

     "Property" of any Person means all types of real, Personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

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     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Ratio Indebtedness" means (i) Indebtedness of SBS incurred in compliance with the first paragraph of the section entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" which is not Permitted Refinancing Indebtedness and
(ii) any guarantee by a Restricted Subsidiary of SBS of any Indebtedness of SBS of the type set forth in clause (i) of this definition,

     "Related Party" with respect to the Principal means:

     (1) any spouse or immediate family member of the Principal; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Credit Facilities" means the senior credit facilities contemplated to be entered into by the Company, Lehman Brothers Inc. and Lehman Commercial Paper Inc. as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Senior Debt" means:

     (1) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of SBS or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or the Subsidiary Guarantees; and

     (3) all Obligations of SBS or any Guarantor with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

        (a) any liability for federal, state, local or other taxes owed or owing by SBS;

        (b) any Indebtedness of SBS or any Guarantor to any of its Subsidiaries or other Affiliates;

        (c) any trade payables; or

        (d) any Indebtedness that is incurred in violation of the Indenture; provided that Indebtedness under Credit Facilities will not cease to be Senior Debt if incurred based upon a written certificate from a purported officer of SBS to the effect that such Indebtedness was permitted by the Indenture to be incurred.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

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

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with SBS or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to SBS or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of SBS;

     (3) is a Person with respect to which neither SBS nor any of its Restricted Subsidiaries has any direct or indirect obligation

        (a) to subscribe for additional Equity Interests or

        (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of SBS or any of its Restricted Subsidiaries; and

     (5) has at least one director on its board of directors that is not a director or executive officer of SBS or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of SBS or any of its Restricted Subsidiaries.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying

        (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

        (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

             CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the exchange notes, but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences of

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those persons who are original acquirors of exchange notes from SBS, and who hold such notes as capital assets within the meaning of Section 1221 of the Code ("Holders"). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their particular investment circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations and persons that have a functional currency other than the U.S. Dollar or persons in special situations, such as those who have elected to mark securities to market, or those who hold the exchange notes as part of a straddle, hedge, conversion, transaction, or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

     This summary is for general information only. Prospective acquirors of the exchange notes are urged to consult their tax advisors concerning the United States federal income and other tax consequences to them of acquiring, owning, and disposing of the exchange notes, as well as the application of state, local and foreign income and other tax laws.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

     The following summary is limited to the U.S. federal income tax consequences relevant to a Holder that is (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust's administration and one or more United States persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust (a "U.S. Holder").

     A "Non-U.S. Holder" is a Holder that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

     A partnership for United States federal income tax purposes is not subject to the income tax on income derived from holding the exchange notes. A partner of the partnership may be subject to tax on such income under rules similar to the rules for U.S. Holders or non-U.S. Holders depending on whether (i) the partner is a United States or a non-U.S. person, and (ii) the partnership is or is not engaged in a United States trade or business to which income or gain from the exchange notes is effectively connected. If you are a partner of a partnership acquiring the exchange notes, you should consult your tax advisor about the U.S. tax consequences of holding and disposing of the exchange notes.

  Exchange Offer

     The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable event for U.S. Holders. Consequently, a U.S. Holder will not recognize gain (or loss) upon receipt of an exchange note in exchange for an old note in the exchange offer, the U.S. Holder's basis in the exchange note received in the exchange offer will be the same as its basis in the corresponding old note immediately before the exchange and the U.S. Holder's holding period in the exchange note will include its holding period in the old note.

  Payments of Interest

     The semi-annual payments of interests on the exchange notes will be "qualified stated interest," and will generally be includable in the income of a U.S. Holder in accordance with the U.S. Holders' regular method of accounting for U.S. federal income tax purposes.

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     We are obligated to pay additional interest on the exchange notes under certain circumstances described under "Description of Exchange
Notes -- Registration Rights; Liquidated Damages." Although the matter is not free from doubt, such additional interest should be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. U.S. Holders should consult their own tax advisors about payments of additional interest.

     We intend to take the position that neither the old notes nor the exchange notes were issued with original issue discount ("OID"). However, the IRS may take a contrary position with respect to the 2001 notes because the initial Holders who purchased the 2001 notes at their initial offering price received a "delayed draw special fee payment" with respect to such purchase. If the 2001 notes were deemed by the IRS to be issued with OID, such OID would be equal to the difference between their "issue price" and their "stated redemption price at maturity" (as defined below). In general, the "issue price" of a note is the first price at which a substantial amount of the note is sold for money, excluding sales to underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of a note is the amount payable at maturity (other than qualified stated interest). It is possible the IRS may take a position that the issue price of the 2001 notes equals the offering price of the 2001 notes reduced by the delayed draw special fee payment, and, accordingly, that the exchange notes were issued with OID. If the 2001 notes were issued with OID, then the exchange notes issued in exchange for the 2001 notes would also be issued with OID.

     Generally, if a note is treated as being issued with OID, U.S. Holders would be required to include the OID in ordinary income for U.S. federal income tax purposes as it accrues. The OID will accrue daily in accordance with a constant yield method based on a compounding of interest. The OID allocable to any accrual period will equal the product of the "adjusted issue price" of the note as of the beginning of such period and the note's "yield to maturity", less any qualified stated interest allocable to that accrual period. The "adjusted issue price" of a note as of the beginning of any accrual period will equal the issue price of the note increased by OID, if any, previously includable in income and decreased by any payments under the note (other than qualified stated interest). Because OID will accrue and be includable in income at least annually and no payments other than qualified stated interest will be made under the exchange notes, the adjusted issue price of the exchange notes issued to former holders of 2001 notes would increase throughout their life if the exchange notes were deemed issued with OID. OID includable in income, if any, will therefore increase during each accrual period.

     If the exchange notes issued to former Holders of 2001 notes are treated as being issued with OID, it is likely that such exchange notes would constitute high yield discount obligations ("HYDOs"). Generally, a corporation that is an issuer of debt obligations subject to the HYDO rules may not deduct any portion of original issue discount on the obligations until such portion is actually paid. A debt obligation generally is subject to HYDO rules, and the OID is not deductible until paid with respect thereto, if it is issued by a corporation and the debt obligation (i) has a maturity date which is more than five years from the date of its issue, (ii) has a yield to maturity which equals or exceeds five percentage points over the applicable federal rate for the calendar month in which the obligation is issued and (iii) has "significant original issue discount." Moreover, if the debt obligation's yield to maturity exceeds the applicable federal rate plus six percentage points, a ratable portion of the issuing corporation's deduction for OID (the "Disqualified OID") will be denied. The Disqualified OID is a portion of the total return on a note equal to the excess of the total return over the applicable federal rate plus six percentage points. For purposes of the dividends received deduction under Section 243 of the Code, the Disqualified OID will be treated as a dividend to the Holders of such notes to the extent it would have been so treated if it had been distributed by the issuing corporation with respect to its stock. Amounts treated as dividends will be nondeductible by SBS, and may qualify for the dividend received deduction for corporate U.S. Holders, but will be treated as OID and not as dividends for withholding tax purposes.

     We intend to take a position that after the consummation of the exchange offer with exchange notes, the exchange notes issued with respect to the 1999 notes and the 2001 notes are fungible for U.S. federal
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income tax purposes. However, if the 2001 notes are treated as issued with OID
(as discussed above), the exchange notes issued with respect to the 1999 notes and the 2001 notes would not be fungible.

  Disposition of exchange notes

     Upon the sale, exchange, redemption or other disposition of an exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such Holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis in an exchange note generally will equal the cost of the exchange note to such Holder, plus OID previously accrued on the exchange note, if any, less any principal payments received by such Holder.

     Gain or loss recognized on the disposition of an exchange note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder's holding period for the exchange note is more than 12 months. The maximum federal long-term capital gain rate is 20% for noncorporate U.S. Holders and 35% for corporate U.S. Holders. The deductibility of capital losses by U.S. Holders is subject to limitations.

U.S. FEDERAL INCOME TAXATION OF NON-U.S. HOLDERS

  Payments of Interest

     Subject to the discussion of backup withholding below, payments of principal and interest on the exchange notes by us or any of our agents to a Non-U.S. Holder will not be subject to U.S. federal withholding tax, provided that:

     (1) the Non-U.S. Holder does not, directly or indirectly, actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

     (2) the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership;

     (3) the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

     (4) either (A) the beneficial owner of the exchange notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a "U.S. person" (as defined in the Code) and provides its name and address, or
         (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the exchange notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes us with a copy thereof (the "Portfolio Interest Exemption").

     If a Non-U.S. Holder cannot satisfy the requirements of the Portfolio Interest Exemption, payments of interest made to such Non-U.S. Holder will be subject to a 30% withholding tax unless the beneficial owner of an exchange note provides us or our agent, as the case may be, with a properly executed:

     (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding (or withholding at a reduced rate) under the benefit of a tax treaty, or

     (2) IRS Form W-8ECI (or successor form) stating that interest paid on the exchange note is not subject to withholding tax because it is U.S. trade or business income to the beneficial owner.

     The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form, or that claims the benefit of an income tax treaty, to provide its United States taxpayer

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identification number. The applicable regulations generally also require, in the case of an exchange note held by a foreign partnership, that:

     (1) the certification described above be provided by the partners and

     (2) the partnership provides certain information, which may include a United States taxpayer identification number.

     Further, a look-through rule will apply in the case of tiered partnerships.

     We suggest that you consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption (or a reduced rate of withholding tax) will not be valid if the person receiving the applicable form has actual knowledge that the statements on the form are false.

     If interest on an exchange note is effectively connected with a U.S. trade or business of the beneficial owner, the Non-U.S. Holder, although exempt from the withholding tax described above, will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on an exchange note will be included in such foreign corporation's earnings and profits.

  Disposition of exchange notes

     No withholding of U.S. federal income tax will be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange or disposition of an exchange note.

     A Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized on the sale, exchange, or other disposition of an exchange note unless
(a) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, (b) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates, or (c) such gain or income is effectively connected with a U.S. trade or business.

  Exchange of Notes

     The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable event for a Non-U.S. Holder.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  U.S. Holders

     For each calendar year in which the exchange notes are outstanding, we are required to provide the IRS with certain information, including the beneficial owner's name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain payments to U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

     In the event that a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, we, our agents or paying agents or a broker may be required to "backup" withhold a tax equal to 30.5% (subject to adjustment in future years) of each payment of interest and principal (and premium or liquidated damages, if any) on the exchange notes. This backup withholding is not an additional tax and may be credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS.

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

  Non-U.S. Holders

     Under current Treasury Regulations, United States backup withholding tax will not apply to payments on an exchange note to a Non-U.S. Holder if the statement described in "U.S. Federal Income Taxation of Non-U.S.
Holders -- Payments of Interest" is duly provided by such Holder or the Holder otherwise establishes an exemption, provided that the payor does not have actual knowledge that the Holder is a United States person or that the conditions of any claimed exemption are not satisfied. Information reporting may still apply to interest payments even if an exemption from backup withholding is established.

     Generally, information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of an exchange note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless the broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States, (iii) a controlled foreign corporation for United States federal income tax purposes or (iv) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii), (iii), or (iv) of the preceding sentence may be subject to backup withholding tax, and will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the exchange note provides the statement described in "U.S. Federal Income Taxation of Non-U.S.
Holders -- Payments of Interest" or otherwise establishes an exemption.

                              PLAN OF DISTRIBUTION

     We will not receive any proceeds from any sale of exchange notes. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore it must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale offers of resale or other transfer of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 90 days after the expiration

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date of the exchange offer. In addition, until such date all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer, and to the best of our information and belief, each person participating in the exchange offer is acquiring the exchange notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be received in the exchange offer.

                                 LEGAL MATTERS

     The legality of the exchange notes being offered by this prospectus and certain tax matters will be passed upon for SBS by Kaye Scholer LLP, New York, New York.

     Jason L. Shrinsky, one of our directors, is a partner of Kaye Scholer LLP, which firm has regularly represented us as our legal counsel and will continue to do so. Additionally, Mr. Shrinsky received options to purchase 20,000 shares of our Class A common stock pursuant to our 1999 Stock Option Plan for Nonemployee Directors. Mr. Shrinsky holds his options for the benefit of his law firm, Kaye Scholer LLP. In addition, Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock of the Company with his spouse.

                                    EXPERTS

     The consolidated financial statements and schedule of Spanish Broadcasting System, Inc. and its subsidiaries as of September 26, 1999 and September 24, 2000, and for each of the fiscal years in the three-year period ended September 24, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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                                     [LOGO]

                       SPANISH BROADCASTING SYSTEM, INC.

                        EXCHANGE OFFER FOR $335,000,000
                   AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF
                   9 5/8% SENIOR SUBORDINATED NOTES DUE 2009

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                OCTOBER 12, 2001

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY CIRCUMSTANCES IN WHICH THIS OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SPANISH BROADCASTING SYSTEM, INC. SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     BROKER-DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE BROKER-DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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